                                                                     EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                           ---------------------------

                                 TRUST AGREEMENT

                            Dated as of June 1, 2003

                           ---------------------------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                               SERIES MLCC 2003-C

                                Table of Contents

                                                                                                                   Page
ARTICLE I             DEFINITIONS..............................................................................     28

         Section 1.01          Definitions.....................................................................     28

         Section 1.02          Calculations Respecting Mortgage Loans..........................................     66

ARTICLE II            DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES...........................................     66

         Section 2.01          Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans............     66

         Section 2.02          Acceptance of Trust Fund by Trustee; Review of Documentation for Trust
                               Fund............................................................................     68

         Section 2.03          Representations and Warranties of the Depositor.................................     69

         Section 2.04          Discovery of Breach; Repurchase or Substitution of Mortgage Loans...............     71

         Section 2.05          Grant Clause....................................................................     74

         Section 2.06          Representation and Warranty of the Seller.......................................     75

ARTICLE III           THE CERTIFICATES.........................................................................     76

         Section 3.01          The Certificates................................................................     76

         Section 3.02          Registration....................................................................     76

         Section 3.03          Transfer and Exchange of Certificates...........................................     77

         Section 3.04          Cancellation of Certificates....................................................     80

         Section 3.05          Replacement of Certificates.....................................................     80

         Section 3.06          Persons Deemed Owners...........................................................     81

         Section 3.07          Temporary Certificates..........................................................     81

         Section 3.08          Appointment of Paying Agent.....................................................     82

         Section 3.09          Book-Entry Certificates.........................................................     82

ARTICLE IV            ADMINISTRATION OF THE TRUST FUND.........................................................     83

         Section 4.01          Custodial Accounts; Distribution Account........................................     83

         Section 4.02          Reports to Trustee and Certificateholders.......................................     85

ARTICLE V             DISTRIBUTIONS TO HOLDERS OF CERTIFICATES.................................................     87

         Section 5.01          Distributions Generally.........................................................     87

         Section 5.02          Distributions from the Certificate Account......................................     88

         Section 5.03          Allocation of Losses............................................................     92

         Section 5.04          Advances........................................................................     93

         Section 5.05          [RESERVED]......................................................................     93

         Section 5.06          [RESERVED]......................................................................     93

ARTICLE VI            CONCERNING THE TRUSTEE; EVENTS OF DEFAULT................................................     93

         Section 6.01          Duties of Trustee...............................................................     93

         Section 6.02          Certain Matters Affecting the Trustee...........................................     95

         Section 6.03          Trustee Not Liable for Certificates.............................................     97

         Section 6.04          Trustee May Own Certificates....................................................     97

         Section 6.05          Eligibility Requirements for Trustee............................................     97

         Section 6.06          Resignation and Removal of Trustee..............................................     98

         Section 6.07          Successor Trustee...............................................................     99

         Section 6.08          Merger or Consolidation of Trustee..............................................     99

         Section 6.09          Appointment of Co-Trustee, Separate Trustee or Custodian........................     99

         Section 6.10          Authenticating Agents...........................................................    101

         Section 6.11          Indemnification of Trustee......................................................    102

         Section 6.12          Fees and Expenses of the Trustee................................................    102

         Section 6.13          Collection of Monies............................................................    103

         Section 6.14          Events of Default; Trustee To Act; Appointment of Successor.....................    103

         Section 6.15          Additional Remedies of Trustee Upon Event of Default............................    104

         Section 6.16          Waiver of Defaults..............................................................    105

         Section 6.17          Notification to Holders.........................................................    105

         Section 6.18          Directions by Certificateholders and Duties of Trustee During Event of
                               Default.........................................................................    105

         Section 6.19          Preparation of Tax Returns and Other Reports....................................    106

         Section 6.20          Annual Certificate by Trustee...................................................    106

ARTICLE VII           PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND.............................    107

         Section 7.01          Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or
                               Liquidation of All Mortgage Loans...............................................    107

         Section 7.02          Procedure Upon Redemption or Termination of Trust Fund..........................    108

         Section 7.03          Additional Trust Fund Termination Requirements..................................    109

         Section 7.04          [RESERVED]......................................................................    109

ARTICLE VIII          RIGHTS OF CERTIFICATEHOLDERS.............................................................    110

         Section 8.01          Limitation on Rights of Holders.................................................    110

         Section 8.02          Access to List of Holders.......................................................    110

         Section 8.03          Acts of Holders of Certificates.................................................    111

ARTICLE IX            [RESERVED]...............................................................................    112

ARTICLE X             REMIC ADMINISTRATION.....................................................................    112

         Section 10.01         REMIC Administration............................................................    112

         Section 10.02         Prohibited Transactions and Activities..........................................    116

         Section 10.03         Indemnification with Respect to Prohibited Transactions or Loss of REMIC
                               Status..........................................................................    116

         Section 10.04         REO Property....................................................................    116

ARTICLE XI            MISCELLANEOUS PROVISIONS.................................................................    117

         Section 11.01         Binding Nature of Agreement; Assignment.........................................    117

         Section 11.02         Entire Agreement................................................................    117

         Section 11.03         Amendment.......................................................................    118

         Section 11.04         Voting Rights...................................................................    119

         Section 11.05         Provision of Information........................................................    119

         Section 11.06         Governing Law...................................................................    119

         Section 11.07         Notices.........................................................................    120

         Section 11.08         Severability of Provisions......................................................    120

         Section 11.09         Indulgences; No Waivers.........................................................    120

         Section 11.10         Headings Not To Affect Interpretation...........................................    120

         Section 11.11         Benefits of Agreement...........................................................    121

         Section 11.12         Special Notices to the Rating Agencies..........................................    121

         Section 11.13         Conflicts.......................................................................    122

         Section 11.14         Counterparts....................................................................    122

         Section 11.15  No Petitions...........................................................................    122

ATTACHMENTS

Exhibit A                  Forms of Certificates
Exhibit B                  Form of Residual Certificate Transfer Affidavit
                           (Transferee)
Exhibit C                  Form of Residual Certificate Transfer Affidavit
                           (Transferor)
Exhibit D                  Mortgage Loan Servicing Agreement
Exhibit E                  Master Mortgage Loan Purchase Agreement
Exhibit F                  List of Limited Purpose Surety Bonds
Exhibit G                  Form of Rule 144A Transfer Certificate
Exhibit H                  Form of Purchaser's Letter for Institutional
                           Accredited Investors
Exhibit I                  Form of ERISA Transfer Affidavit
Exhibit J                  Form of Letter of Representations with the
                           Depository Trust Company
Exhibit K                  Form of Initial Certification
Exhibit L                  Form of Final Certification
Exhibit M                  List of Servicing Officers
Exhibit N                  Form of Request for Release
Exhibit O                  Custody Agreement (without Exhibits)
Exhibit P                  Amendment No. 1 to Custodial Agreement (without
                           Exhibits)
Exhibit Q                  Officer's Certificate - Trustee

Schedule A                 Mortgage Loan Schedule
Schedule B                 Mortgage Loan Representations and Warranties of the
                           Originator

         This TRUST AGREEMENT, dated as of June 1, 2003 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), and acknowledged by MERRILL LYNCH CREDIT CORPORATION a Delaware corporation, as originator (the "Originator"), for purposes of Section 2.04.

                              PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans originated by the Originator from Sequoia Residential Funding Inc., which acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor's transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Originator in the Mortgage Loan Purchase and Sale Agreement and in this Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising five real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1," "REMIC 2," "REMIC 3," "REMIC 4" and the "Upper Tier REMIC," respectively) in a tiered structure. The Certificates, other than the Class A-R Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. In addition to representing ownership of a REMIC regular interest, (i) each of the Class A-1 Certificates represents the right to receive payments in respect of interest accruals on the Class A-1 Certificates at rates in excess of the Pool 1 Adjusted Net WAC, including all payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (ii) each of the Class A-2 Certificates represents the right to receive payments in respect of interest accruals on the Class A-2 Certificates at rates in excess of the Pool 2 Adjusted Net WAC, including all payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, and (iii) each of the Class B-1, Class B-2 and Class B-3 Certificates represents the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as provided in Section 5.06. The Class A-R Certificate represents the sole class of residual interest in each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Upper Tier REMIC.

         The Upper Tier REMIC shall hold as its assets the several classes of uncertificated REMIC 4 Regular Interests and the uncertificated REMIC 3 IO Classes. REMIC 4 shall hold as its assets the several classes of uncertificated REMIC 3 Regular Interests other than the REMIC 3 IO Classes. REMIC 3 shall hold as its assets the several classes of uncertificated REMIC 2 Regular Interests. REMIC 2 shall hold as its assets the several uncertificated classes of REMIC

1 Regular Interests. REMIC 1 shall hold as its assets the property of the Trust Fund other than the REMIC 1 Interests, the REMIC 2 Interests, the REMIC 3 Interests and the REMIC 4 Interests. Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. Each REMIC 4 Regular Interest is hereby designated as a regular interest in REMIC 4 for purposes of the REMIC provisions. Each REMIC 3 Regular Interest is hereby designated as a regular interest in REMIC 3 for purposes of the REMIC provisions. Each REMIC 2 Regular Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC provisions. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. The Class LT1-R Interest is hereby designated as the sole class of residual interest in REMIC 1 for purposes of the REMIC Provisions. The Class LT2-R Interest is hereby designated as the sole class of residual interest in REMIC 2 for purposes of the REMIC provisions. The Class LT3-R Interest is hereby designated as the sole class of residual interest in REMIC 3 for purposes of the REMIC Provisions. The Class LT4-R Interest is hereby designated as the sole class of residual interest in REMIC 4 for purposes of the REMIC Provisions. The Class A-R Certificate, other than the portion thereof representing the right to receive payments in respect of the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest or the Class LT4-R Interest, is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC provisions and will also represent the Class LT1-R Interest, the LT2-R Interest, the Class LT3-R Interest and the Class LT4-R Interest.

THE REMIC 1 INTERESTS

         The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and related pool of Mortgage Loans for each class of REMIC 1 Interests:

                                                             Interest    Related Mortgage Pool or
Class Designation                Principal Amount              Rate               Pools
-----------------                ----------------              ----               -----
LT11A                          $     247,551.3074               (2)             Pool 1
LT11B                          $   7,985,502.3074               (3)             Pool 1
LT12A                          $      64,007.9224               (2)             Pool 2
LT12B                          $   2,064,023.9224               (4)             Pool 2
LT1Z                           $ 994,591,537.5204               (2)             Pool 1 and Pool 2
LT1-R                                          (1)              (1)             N/A

---------------

(1) The Class LT1-R Interest represents the sole class of residual interest in REMIC 1 and has neither a principal amount nor an interest rate. The Class LT1-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT11A Interest, the Class LT12A Interest and the Class LT1Z Interest shall have an interest rate for each Distribution Date (and the related accrual period) equal to the Net WAC.

(3) The Class LT11B Interest shall have an interest rate for any Distribution Date (and the related accrual period) equal to the Pool 1 Net WAC.

(4) The Class LT12B Interest shall have an interest rate for any Distribution Date (and the related accrual period) equal to the Pool 2 Net WAC.

         On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date.

Principal distributions shall be deemed to be made on the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of principal shall be distributed to such REMIC 1 Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool and finally, all remaining principal amounts shall be distributed in respect of the Class LT1Z Interest. Realized Losses with respect to principal shall be allocated among the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of losses shall be allocated to such REMIC 1 Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool and finally, all remaining Realized Losses with respect to principal shall be distributed in respect of the Class LT1Z Interest.

         All computations with respect to the REMIC 1 Interests shall be computed to eight decimal places.

THE REMIC 2 INTERESTS

         The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of REMIC 2 Interests:

                                                        Interest
Class Designation            Principal Amount             Rate
-----------------            ----------------             ----
LT21A1                       $ 28,159,000.00              (2)
LT21A2                       $ 27,165,000.00              (2)
LT21A3                       $ 26,208,000.00              (2)
LT21A4                       $ 25,283,000.00              (2)
LT21A5                       $ 24,392,000.00              (2)
LT21A6                       $ 23,532,000.00              (2)
LT21A7                       $ 22,702,000.00              (2)
LT21A8                       $ 21,901,000.00              (2)

LT21A9                       $ 21,130,000.00              (2)
LT21A10                      $ 20,384,000.00              (2)
LT21A11                      $ 19,665,000.00              (2)
LT21A12                      $ 18,972,000.00              (2)
LT21A13                      $ 18,303,000.00              (2)
LT21A14                      $ 17,658,000.00              (2)
LT21A15                      $ 17,034,000.00              (2)
LT21A16                      $ 16,435,000.00              (2)
LT21A17                      $ 15,854,000.00              (2)
LT21A18                      $ 15,296,000.00              (2)
LT21A19                      $ 14,756,000.00              (2)
LT21A20                      $ 14,236,000.00              (2)
LT21A21                      $ 13,298,000.00              (2)
LT21A22                      $ 12,821,000.00              (2)
LT21A23                      $ 12,361,000.00              (2)
LT21A24                      $ 11,918,000.00              (2)
LT21A25                      $ 11,490,000.00              (2)
LT21A26                      $ 11,078,000.00              (2)
LT21A27                      $ 10,681,000.00              (2)
LT21A28                      $ 10,297,000.00              (2)
LT21A29                      $  9,927,000.00              (2)
LT21A30                      $  9,570,000.00              (2)
LT21A31                      $  9,226,000.00              (2)
LT21A32                      $  8,895,000.00              (2)
LT21A33                      $  8,574,000.00              (2)
LT21A34                      $  8,266,000.00              (2)
LT21A35                      $  7,969,000.00              (2)
LT21A36                      $  7,681,000.00              (2)
LT21A37                      $  7,076,000.00              (2)
LT21A38                      $  6,827,000.00              (2)
LT21A39                      $  6,586,000.00              (2)
LT21A40                      $  6,354,000.00              (2)
LT21A41                      $  6,129,000.00              (2)
LT21A42                      $  5,914,000.00              (2)
LT21A43                      $  5,705,000.00              (2)
LT21A44                      $  5,504,000.00              (2)
LT21A45                      $  5,310,000.00              (2)
LT21A46                      $  5,122,000.00              (2)
LT21A47                      $  4,942,000.00              (2)
LT21A48                      $135,209,000.00              (2)
LT21AR                       $        100.00              (2)

LT22A1                       $  7,278,600.00              (3)
LT22A2                       $  7,022,000.00              (3)
LT22A3                       $  6,773,000.00              (3)
LT22A4                       $  6,535,000.00              (3)
LT22A5                       $  6,305,000.00              (3)
LT22A6                       $  6,082,000.00              (3)
LT22A7                       $  5,868,000.00              (3)
LT22A8                       $  5,661,000.00              (3)
LT22A9                       $  5,461,000.00              (3)
LT22A10                      $  5,269,000.00              (3)
LT22A11                      $  5,083,000.00              (3)
LT22A12                      $  4,904,000.00              (3)
LT22A13                      $  4,731,000.00              (3)
LT22A14                      $  4,563,000.00              (3)
LT22A15                      $  4,404,000.00              (3)
LT22A16                      $  4,247,000.00              (3)
LT22A17                      $  4,098,000.00              (3)
LT22A18                      $  3,954,000.00              (3)
LT22A19                      $  3,814,000.00              (3)
LT22A20                      $  3,679,000.00              (3)
LT22A21                      $  3,437,000.00              (3)
LT22A22                      $  3,314,000.00              (3)
LT22A23                      $  3,195,000.00              (3)
LT22A24                      $  3,081,000.00              (3)
LT22A25                      $  2,970,000.00              (3)
LT22A26                      $  2,863,000.00              (3)
LT22A27                      $  2,761,000.00              (3)
LT22A28                      $  2,661,000.00              (3)
LT22A29                      $  2,566,000.00              (3)
LT22A30                      $  2,474,000.00              (3)
LT22A31                      $  2,384,000.00              (3)
LT22A32                      $  2,299,000.00              (3)
LT22A33                      $  2,217,000.00              (3)
LT22A34                      $  2,136,000.00              (3)
LT22A35                      $  2,060,000.00              (3)
LT22A36                      $  1,985,000.00              (3)
LT22A37                      $  1,829,000.00              (3)
LT22A38                      $  1,765,000.00              (3)
LT22A39                      $  1,702,000.00              (3)
LT22A40                      $  1,642,000.00              (3)
LT22A41                      $  1,585,000.00              (3)

LT22A42                      $  1,528,000.00              (3)
LT22A43                      $  1,475,000.00              (3)
LT22A44                      $  1,422,000.00              (3)
LT22A45                      $  1,373,000.00              (3)
LT22A46                      $  1,324,000.00              (3)
LT22A47                      $  1,277,000.00              (3)
LT22A48                      $ 34,945,000.00              (3)
LT2B                         $ 31,155,922.98              (4)
LT2-R                                     (1)             (1)

---------------

(1) The Class LT2-R interest represents the sole class of residual interest in REMIC 2 and has neither a principal amount nor an interest rate. The Class LT2-R Interest shall be represented by the Class A-R Certificate.

(2) The interest rate for each of the Class LT21A1 Interest through the Class LT21A48 Interest and the Class LT21AR Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Pool 1 Net WAC.

(3) The interest rate for each of the Class LT22A1 Interest through the Class LT22A48 Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Pool 2 Net WAC.

(4) The interest rate for the Class LT2B Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Subordinate Net WAC, which is the numerical equivalent of the weighted average of the interest rates on the Class LT11A Interest and the Class LT12A (treating, for purposes of computing this weighted average, the Class LT11A Interest as subject to a cap and a floor equal to the interest rate on the Class LT11B Interest and the Class LT12A Interest as subject to a cap and a floor equal to the interest rate on the Class LT12B Interest).

         On each Distribution Date principal payments will be deemed made and Realized Losses with respect to principal will be allocated among the REMIC 2 Regular Interests as follows: (i) an amount equal to the total principal distributed in respect of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be treated as having been distributed in respect of the Class LT2B Interest in reduction of its principal amount (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this clause (i), as being $3,518,922.98 and treating the first $.98 of payments to the Class A-R Certificate under Section 5.01(a)(vi) from principal payments on the Mortgage Loans as paid in respect of the Class B-6 Certificates), (ii) the amount of all Realized Losses in respect of principal allocated to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be allocated to the Class LT2B Interest in reduction of its principal amount (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this clause (ii), as being $3,518,922.98 and disregarding Section 5.03(c) hereof), (iii) an amount equal to the total principal distributed in respect of the Class A-R Certificates will be treated as having been distributed in respect of the Class LT21AR Interest in reduction of its principal amount, (iv) the amount of all Realized Losses in respect of principal allocated to the Class A-R Certificates will be allocated to the Class LT21AR Interest in reduction of its principal amount, (v) an amount equal to the total principal distributed in respect of the Class A-1 Certificates will be treated as having been distributed in the aggregate in respect of the Class LT21A1 Interest through the

Class LT21A48 Interest in reduction of their principal amount, (vi) the amount of all Realized Losses in respect of principal allocated to the Class A-1 Certificates will be allocated in the aggregate to the Class LT21A1 Interest through the Class LT21A48 Interest in reduction of their principal amount, (vii) an amount equal to the total principal distributed in respect of the Class A-2 Certificates will be treated as having been distributed in the aggregate in respect of the Class LT22A1 Interest through the Class LT22A48 Interest in reduction of their principal amount and (viii) the amount of all Realized Losses in respect of principal allocated to the Class A-2 Certificates will be allocated in the aggregate to the Class LT22A1 Interest through the Class LT22A48 Interest in reduction of their principal amount. All principal deemed paid and Realized Losses allocated to the Class LT21A1 Interest through the Class LT21A48 Interest shall be deemed paid or allocated first to the Class LT21A1 Interest until its principal balance has been reduced to zero and to such other REMIC 1 Regular Interests in numerical order until the principal balance of each in turn has been reduced to zero. All principal deemed paid and Realized Losses allocated to the Class LT22A1 Interest through the Class LT22A48 Interest shall be deemed paid or allocated first to the Class LT22A1 Interest until its principal balance has been reduced to zero and to such other REMIC 1 Regular Interests in numerical order until the principal balance of each in turn has been reduced to zero.

THE REMIC 3 INTERESTS

         The following table sets forth (or describes) the class designation, interest rate and initial principal amount for each class of REMIC 3 Interests:

                                                        Interest
Class Designation            Principal Amount             Rate
-----------------            ----------------             ----
LT31A1                       $ 28,159,000.00               (4)
LT31A2                       $ 27,165,000.00               (4)
LT31A3                       $ 26,208,000.00               (4)
LT31A4                       $ 25,283,000.00               (4)
LT31A5                       $ 24,392,000.00               (4)
LT31A6                       $ 23,532,000.00               (4)
LT31A7                       $ 22,702,000.00               (4)
LT31A8                       $ 21,901,000.00               (4)
LT31A9                       $ 21,130,000.00               (4)
LT31A10                      $ 20,384,000.00               (4)
LT31A11                      $ 19,665,000.00               (4)
LT31A12                      $ 18,972,000.00               (4)
LT31A13                      $ 18,303,000.00               (4)
LT31A14                      $ 17,658,000.00               (4)
LT31A15                      $ 17,034,000.00               (4)
LT31A16                      $ 16,435,000.00               (4)
LT31A17                      $ 15,854,000.00               (4)
LT31A18                      $ 15,296,000.00               (4)
LT31A19                      $ 14,756,000.00               (4)

LT31A20                      $ 14,236,000.00               (4)
LT31A21                      $ 13,298,000.00               (4)
LT31A22                      $ 12,821,000.00               (4)
LT31A23                      $ 12,361,000.00               (4)
LT31A24                      $ 11,918,000.00               (4)
LT31A25                      $ 11,490,000.00               (4)
LT31A26                      $ 11,078,000.00               (4)
LT31A27                      $ 10,681,000.00               (4)
LT31A28                      $ 10,297,000.00               (4)
LT31A29                      $  9,927,000.00               (4)
LT31A30                      $  9,570,000.00               (4)
LT31A31                      $  9,226,000.00               (4)
LT31A32                      $  8,895,000.00               (4)
LT31A33                      $  8,574,000.00               (4)
LT31A34                      $  8,266,000.00               (4)
LT31A35                      $  7,969,000.00               (4)
LT31A36                      $  7,681,000.00               (4)
LT31A37                      $  7,076,000.00               (4)
LT31A38                      $  6,827,000.00               (4)
LT31A39                      $  6,586,000.00               (4)
LT31A40                      $  6,354,000.00               (4)
LT31A41                      $  6,129,000.00               (4)
LT31A42                      $  5,914,000.00               (4)
LT31A43                      $  5,705,000.00               (4)
LT31A44                      $  5,504,000.00               (4)
LT31A45                      $  5,310,000.00               (4)
LT31A46                      $  5,122,000.00               (4)
LT31A47                      $  4,942,000.00               (4)
LT31A48                      $135,209,000.00               (4)
LT31IO11                                  (1)              (5)
LT31IO12                                  (1)              (5)
LT31IO21                                  (1)              (5)
LT31IO22                                  (1)              (5)
LT31IO31                                  (1)              (5)
LT31IO32                                  (1)              (5)
LT31IO41                                  (1)              (5)
LT31IO42                                  (1)              (5)
LT31IO51                                  (1)              (5)
LT31IO52                                  (1)              (5)
LT31IO61                                  (1)              (5)
LT31IO62                                  (1)              (5)

LT31IO71                                  (1)              (5)
LT31IO72                                  (1)              (5)
LT31IO81                                  (1)              (5)
LT31IO82                                  (1)              (5)
LT31IO91                                  (1)              (5)
LT31IO92                                  (1)              (5)
LT31IO101                                 (1)              (5)
LT31IO102                                 (1)              (5)
LT31IO111                                 (1)              (5)
LT31IO112                                 (1)              (5)
LT31IO121                                 (1)              (5)
LT31IO122                                 (1)              (5)
LT31IO131                                 (1)              (5)
LT31IO132                                 (1)              (5)
LT31IO141                                 (1)              (5)
LT31IO142                                 (1)              (5)
LT31IO151                                 (1)              (5)
LT31IO152                                 (1)              (5)
LT31IO161                                 (1)              (5)
LT31IO162                                 (1)              (5)
LT31IO171                                 (1)              (5)
LT31IO172                                 (1)              (5)
LT31IO181                                 (1)              (5)
LT31IO182                                 (1)              (5)
LT31IO191                                 (1)              (5)
LT31IO192                                 (1)              (5)
LT31IO201                                 (1)              (5)
LT31IO202                                 (1)              (5)
LT31IO211                                 (1)              (5)
LT31IO212                                 (1)              (5)
LT31IO221                                 (1)              (5)
LT31IO222                                 (1)              (5)
LT31IO231                                 (1)              (5)
LT31IO232                                 (1)              (5)
LT31IO241                                 (1)              (5)
LT31IO242                                 (1)              (5)
LT31IO251                                 (1)              (5)
LT31IO252                                 (1)              (5)
LT31IO261                                 (1)              (5)
LT31IO262                                 (1)              (5)
LT31IO271                                 (1)              (5)

LT31IO272                                 (1)              (5)
LT31IO281                                 (1)              (5)
LT31IO282                                 (1)              (5)
LT31IO291                                 (1)              (5)
LT31IO292                                 (1)              (5)
LT31IO301                                 (1)              (5)
LT31IO302                                 (1)              (5)
LT31IO311                                 (1)              (5)
LT31IO312                                 (1)              (5)
LT31IO321                                 (1)              (5)
LT31IO322                                 (1)              (5)
LT31IO331                                 (1)              (5)
LT31IO332                                 (1)              (5)
LT31IO341                                 (1)              (5)
LT31IO342                                 (1)              (5)
LT31IO351                                 (1)              (5)
LT31IO352                                 (1)              (5)
LT31IO361                                 (1)              (5)
LT31IO362                                 (1)              (5)
LT31IO371                                 (1)              (5)
LT31IO372                                 (1)              (5)
LT31IO381                                 (1)              (5)
LT31IO382                                 (1)              (5)
LT31IO391                                 (1)              (5)
LT31IO392                                 (1)              (5)
LT31IO401                                 (1)              (5)
LT31IO402                                 (1)              (5)
LT31IO411                                 (1)              (5)
LT31IO412                                 (1)              (5)
LT31IO421                                 (1)              (5)
LT31IO422                                 (1)              (5)
LT31IO431                                 (1)              (5)
LT31IO432                                 (1)              (5)
LT31IO441                                 (1)              (5)
LT31IO442                                 (1)              (5)
LT31IO451                                 (1)              (5)
LT31IO452                                 (1)              (5)
LT31IO461                                 (1)              (5)
LT31IO462                                 (1)              (5)
LT31IO471                                 (1)              (5)
LT31IO472                                 (1)              (5)

LT31IO481                                 (1)              (5)
LT31IO482                                 (1)              (5)
LT31AR                       $        100.00               (6)
LT32A1                       $  7,278,600.00               (7)
LT32A2                       $  7,022,000.00               (7)
LT32A3                       $  6,773,000.00               (7)
LT32A4                       $  6,535,000.00               (7)
LT32A5                       $  6,305,000.00               (7)
LT32A6                       $  6,082,000.00               (7)
LT32A7                       $  5,868,000.00               (7)
LT32A8                       $  5,661,000.00               (7)
LT32A9                       $  5,461,000.00               (7)
LT32A10                      $  5,269,000.00               (7)
LT32A11                      $  5,083,000.00               (7)
LT32A12                      $  4,904,000.00               (7)
LT32A13                      $  4,731,000.00               (7)
LT32A14                      $  4,563,000.00               (7)
LT32A15                      $  4,404,000.00               (7)
LT32A16                      $  4,247,000.00               (7)
LT32A17                      $  4,098,000.00               (7)
LT32A18                      $  3,954,000.00               (7)
LT32A19                      $  3,814,000.00               (7)
LT32A20                      $  3,679,000.00               (7)
LT32A21                      $  3,437,000.00               (7)
LT32A22                      $  3,314,000.00               (7)
LT32A23                      $  3,195,000.00               (7)
LT32A24                      $  3,081,000.00               (7)
LT32A25                      $  2,970,000.00               (7)
LT32A26                      $  2,863,000.00               (7)
LT32A27                      $  2,761,000.00               (7)
LT32A28                      $  2,661,000.00               (7)
LT32A29                      $  2,566,000.00               (7)
LT32A30                      $  2,474,000.00               (7)
LT32A31                      $  2,384,000.00               (7)
LT32A32                      $  2,299,000.00               (7)
LT32A33                      $  2,217,000.00               (7)
LT32A34                      $  2,136,000.00               (7)
LT32A35                      $  2,060,000.00               (7)
LT32A36                      $  1,985,000.00               (7)
LT32A37                      $  1,829,000.00               (7)
LT32A38                      $  1,765,000.00               (7)

LT32A39                      $  1,702,000.00               (7)
LT32A40                      $  1,642,000.00               (7)
LT32A41                      $  1,585,000.00               (7)
LT32A42                      $  1,528,000.00               (7)
LT32A43                      $  1,475,000.00               (7)
LT32A44                      $  1,422,000.00               (7)
LT32A45                      $  1,373,000.00               (7)
LT32A46                      $  1,324,000.00               (7)
LT32A47                      $  1,277,000.00               (7)
LT32A48                      $ 34,945,000.00               (7)
LT32IO11                                  (2)              (8)
LT32IO12                                  (2)              (8)
LT32IO21                                  (2)              (8)
LT32IO22                                  (2)              (8)
LT32IO31                                  (2)              (8)
LT32IO32                                  (2)              (8)
LT32IO41                                  (2)              (8)
LT32IO42                                  (2)              (8)
LT32IO51                                  (2)              (8)
LT32IO52                                  (2)              (8)
LT32IO61                                  (2)              (8)
LT32IO62                                  (2)              (8)
LT32IO71                                  (2)              (8)
LT32IO72                                  (2)              (8)
LT32IO81                                  (2)              (8)
LT32IO82                                  (2)              (8)
LT32IO91                                  (2)              (8)
LT32IO92                                  (2)              (8)
LT32IO101                                 (2)              (8)
LT32IO102                                 (2)              (8)
LT32IO111                                 (2)              (8)
LT32IO112                                 (2)              (8)
LT32IO121                                 (2)              (8)
LT32IO122                                 (2)              (8)
LT32IO131                                 (2)              (8)
LT32IO132                                 (2)              (8)
LT32IO141                                 (2)              (8)
LT32IO142                                 (2)              (8)
LT32IO151                                 (2)              (8)
LT32IO152                                 (2)              (8)
LT32IO161                                 (2)              (8)

LT32IO162                                 (2)              (8)
LT32IO171                                 (2)              (8)
LT32IO172                                 (2)              (8)
LT32IO181                                 (2)              (8)
LT32IO182                                 (2)              (8)
LT32IO191                                 (2)              (8)
LT32IO192                                 (2)              (8)
LT32IO201                                 (2)              (8)
LT32IO202                                 (2)              (8)
LT32IO211                                 (2)              (8)
LT32IO212                                 (2)              (8)
LT32IO221                                 (2)              (8)
LT32IO222                                 (2)              (8)
LT32IO231                                 (2)              (8)
LT32IO232                                 (2)              (8)
LT32IO241                                 (2)              (8)
LT32IO242                                 (2)              (8)
LT32IO251                                 (2)              (8)
LT32IO252                                 (2)              (8)
LT32IO261                                 (2)              (8)
LT32IO262                                 (2)              (8)
LT32IO271                                 (2)              (8)
LT32IO272                                 (2)              (8)
LT32IO281                                 (2)              (8)
LT32IO282                                 (2)              (8)
LT32IO291                                 (2)              (8)
LT32IO292                                 (2)              (8)
LT32IO301                                 (2)              (8)
LT32IO302                                 (2)              (8)
LT32IO311                                 (2)              (8)
LT32IO312                                 (2)              (8)
LT32IO321                                 (2)              (8)
LT32IO322                                 (2)              (8)
LT32IO331                                 (2)              (8)
LT32IO332                                 (2)              (8)
LT32IO341                                 (2)              (8)
LT32IO342                                 (2)              (8)
LT32IO351                                 (2)              (8)
LT32IO352                                 (2)              (8)
LT32IO361                                 (2)              (8)
LT32IO362                                 (2)              (8)

LT32IO371                                 (2)              (8)
LT32IO372                                 (2)              (8)
LT32IO381                                 (2)              (8)
LT32IO382                                 (2)              (8)
LT32IO391                                 (2)              (8)
LT32IO392                                 (2)              (8)
LT32IO401                                 (2)              (8)
LT32IO402                                 (2)              (8)
LT32IO411                                 (2)              (8)
LT32IO412                                 (2)              (8)
LT32IO421                                 (2)              (8)
LT32IO422                                 (2)              (8)
LT32IO431                                 (2)              (8)
LT32IO432                                 (2)              (8)
LT32IO441                                 (2)              (8)
LT32IO442                                 (2)              (8)
LT32IO451                                 (2)              (8)
LT32IO452                                 (2)              (8)
LT32IO461                                 (2)              (8)
LT32IO462                                 (2)              (8)
LT32IO471                                 (2)              (8)
LT32IO472                                 (2)              (8)
LT32IO481                                 (2)              (8)
LT32IO482                                 (2)              (8)
LT3B1                        $ 10,552,500.00               (9)
LT3B2                        $  8,040,000.00               (9)
LT3B3                        $  4,522,500.00               (9)
LT3B4                        $  2,512,500.00               (9)
LT3B5                        $  2,010,000.00               (9)
LT3B6                        $  3,518,422.98               (9)
LT3-R                                     (3)              (3)

---------------

(1) Each of the REMIC 3 IO Classes shall be an "interest-only" interest that has no principal balance. The notional balance of the Class LT31IO11 Interest and Class LT31IO12 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2003 shall equal the principal balance of the Class LT21A1 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO21 Interest and Class LT31IO22 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2003 shall equal the principal balance of the Class LT21A2 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO31 Interest and Class LT31IO32 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2003 shall equal the principal balance of the Class LT21A3 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO41 Interest and Class LT31IO42 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2003 shall equal the principal balance of the Class LT21A4 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO51 Interest and Class LT31IO52 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2003 shall equal the principal balance of the Class LT21A5 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO61 Interest and Class LT31IO62 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2003 shall equal the principal balance of the Class LT21A6 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO71 Interest and Class LT31IO72 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2004 shall equal the principal balance of the Class LT21A7 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO81 Interest and Class LT31IO82 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2004 shall equal the principal balance of the Class LT21A8 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO91 Interest and Class LT31IO92 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2004 shall equal the principal balance of the Class LT21A9 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO101 Interest and Class LT31IO102 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2004 shall equal the principal balance of the Class LT21A10 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO111 Interest and Class LT31IO112 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2004 shall equal the principal balance of the Class LT21A11 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO121 Interest and Class LT31IO122 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2004 shall equal the principal balance of the Class LT21A12 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO131 Interest and Class LT31IO132 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2004 shall equal the principal balance of the Class LT21A13 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO141 Interest and Class LT31IO142 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2004 shall equal the principal balance of the Class LT21A14 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO151 Interest and Class LT31IO152 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2004 shall equal the principal balance of the Class LT21A15 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO161 Interest and Class LT31IO162 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2004 shall equal the principal balance of the Class LT21A16 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO171 Interest and Class LT31IO172 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2004 shall equal the principal balance of the Class LT21A17 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO181 Interest and Class LT31IO182 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2004 shall equal the principal balance of the Class LT21A18 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO191 Interest and Class LT31IO192 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2005 shall equal the principal balance of the Class LT21A19 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO201 Interest and Class LT31IO202 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2005 shall equal the principal balance of the Class LT21A20 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO211 Interest and Class LT31IO212 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2005 shall equal the principal balance of the Class LT21A21 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO221 Interest and Class

    LT31IO222 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2005 shall equal the principal balance of the Class LT21A22 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO231 Interest and Class LT31IO232 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2005 shall equal the principal balance of the Class LT21A23 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO241 Interest and Class LT31IO242 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2005 shall equal the principal balance of the Class LT21A24 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO251 Interest and Class LT31IO252 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2005 shall equal the principal balance of the Class LT21A25 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO261 Interest and Class LT31IO262 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2005 shall equal the principal balance of the Class LT21A26 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO271 Interest and Class LT31IO272 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2005 shall equal the principal balance of the Class LT21A27 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO281 Interest and Class LT31IO282 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2005 shall equal the principal balance of the Class LT21A28 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO291 Interest and Class LT31IO292 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2005 shall equal the principal balance of the Class LT21A29 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO301 Interest and Class LT31IO302 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2005 shall equal the principal balance of the Class LT21A30 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO311 Interest and Class LT31IO312 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2006 shall equal the principal balance of the Class LT21A31 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO321 Interest and Class LT31IO322 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2006 shall equal the principal balance of the Class LT21A32 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO331 Interest and Class LT31IO332 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2006 shall equal the principal balance of the Class LT21A33 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO341 Interest and Class LT31IO342 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2006 shall equal the principal balance of the Class LT21A34 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO351 Interest and Class LT31IO352 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2006 shall equal the principal balance of the Class LT21A35 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO361 Interest and Class LT31IO362 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2006 shall equal the principal balance of the Class LT21A36 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO371 Interest and Class LT31IO372 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2006 shall equal the principal balance of the Class LT21A37 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IOI381 Interest and Class LT31IO382 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2006 shall equal the principal balance of the Class LT21A38 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO391 Interest and Class LT31IO392 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2006 shall equal the principal balance of the Class LT21A39 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO401 Interest and Class LT31IO402 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2006 shall equal the principal balance of the Class LT21A40 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO411 Interest and Class LT31IO412 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2006 shall equal the principal balance of the Class LT21A41 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO421 Interest and Class LT31IO422 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2006 shall equal the principal balance of the Class LT21A42 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO431 Interest and Class LT31IO432 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2007 shall equal the principal balance of the Class LT21A43 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO441 Interest and Class LT31IO442 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2007 shall equal the principal balance of the Class LT21A44 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO451 Interest and Class LT31IO452 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2007 shall equal the principal balance of the Class LT21A45 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO461 Interest and Class LT31IO462 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2007 shall equal the principal balance of the Class LT21A46 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO471 Interest and Class LT31IO472 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2007 shall equal the principal balance of the Class LT21A47 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT31IO481 Interest and Class LT31IO482 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2007 shall equal the principal balance of the Class LT21A48 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0.

(2) Each of the REMIC 3 IO Classes shall be an "interest-only" interest that has no principal balance. The notional balance of the Class LT32IO11 Interest and Class LT32IO12 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2003 shall equal the principal balance of the Class LT22A1 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO21 Interest and Class LT32IO22 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2003 shall equal the principal balance of the Class LT22A2 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO31 Interest and Class LT32IO32 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2003 shall equal the principal balance of the Class LT22A3 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO41 Interest and Class LT32IO42 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2003 shall equal the principal balance of the Class LT22A4 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO51 Interest and Class LT32IO52 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2003 shall equal the principal balance of the Class LT22A5 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO61 Interest and Class LT32IO62 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2003 shall equal the principal balance of the Class LT22A6 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO71 Interest and Class LT32IO72 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2004 shall equal the principal balance of the Class LT22A7 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO81 Interest and Class LT32IO82 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2004 shall equal the principal balance of the Class LT22A8 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class

    LT32IO91 Interest and Class LT32IO92 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2004 shall equal the principal balance of the Class LT22A9 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO101 Interest and Class LT32IO102 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2004 shall equal the principal balance of the Class LT22A10 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO111 Interest and Class LT32IO112 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2004 shall equal the principal balance of the Class LT22A11 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO121 Interest and Class LT32IO122 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2004 shall equal the principal balance of the Class LT22A12 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO131 Interest and Class LT32IO132 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2004 shall equal the principal balance of the Class LT22A13 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO141 Interest and Class LT32IO142 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2004 shall equal the principal balance of the Class LT22A14 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO151 Interest and Class LT32IO152 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2004 shall equal the principal balance of the Class LT22A15 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO161 Interest and Class LT32IO162 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2004 shall equal the principal balance of the Class LT22A16 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO171 Interest and Class LT32IO172 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2004 shall equal the principal balance of the Class LT22A17 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO181 Interest and Class LT32IO182 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2004 shall equal the principal balance of the Class LT22A18 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO191 Interest and Class LT32IO192 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2005 shall equal the principal balance of the Class LT22A19 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO201 Interest and Class LT32IO202 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2005 shall equal the principal balance of the Class LT22A20 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO211 Interest and Class LT32IO212 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2005 shall equal the principal balance of the Class LT22A21 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO221 Interest and Class LT32IO222 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2005 shall equal the principal balance of the Class LT22A22 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO231 Interest and Class LT32IO232 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2005 shall equal the principal balance of the Class LT22A23 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO241 Interest and Class LT32IO242 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2005 shall equal the principal balance of the Class LT22A24 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO251 Interest and Class LT32IO252 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2005 shall equal the principal balance of the Class LT22A25 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO261 Interest and Class LT32IO262 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2005 shall equal the principal balance of the Class LT22A26 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO271 Interest and Class LT32IO272 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2005 shall equal the principal balance of the Class LT22A27 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO281 Interest and Class LT32IO282 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2005 shall equal the principal balance of the Class LT22A28 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO291 Interest and Class LT32IO292 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2005 shall equal the principal balance of the Class LT22A29 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO301 Interest and Class LT32IO302 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2005 shall equal the principal balance of the Class LT22A30 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO311 Interest and Class LT32IO312 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2006 shall equal the principal balance of the Class LT22A31 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO321 Interest and Class LT32IO322 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2006 shall equal the principal balance of the Class LT22A32 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO331 Interest and Class LT32IO332 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2006 shall equal the principal balance of the Class LT22A33 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO341 Interest and Class LT32IO342 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2006 shall equal the principal balance of the Class LT22A34 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO351 Interest and Class LT32IO352 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2006 shall equal the principal balance of the Class LT22A35 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO361 Interest and Class LT32IO362 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2006 shall equal the principal balance of the Class LT22A36 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO371 Interest and Class LT32IO372 Interest as of any Distribution Date on or prior to the Distribution Date in July, 2006 shall equal the principal balance of the Class LT22A37 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IOI381 Interest and Class LT32IO382 Interest as of any Distribution Date on or prior to the Distribution Date in August, 2006 shall equal the principal balance of the Class LT22A38 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO391 Interest and Class LT32IO392 Interest as of any Distribution Date on or prior to the Distribution Date in September, 2006 shall equal the principal balance of the Class LT22A39 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO401 Interest and Class LT32IO402 Interest as of any Distribution Date on or prior to the Distribution Date in October, 2006 shall equal the principal balance of the Class LT22A40 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO411 Interest and Class LT32IO412 Interest as of any Distribution Date on or prior to the Distribution Date in November, 2006 shall equal the principal balance of the Class LT22A41 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO421 Interest and Class LT32IO422 Interest as of any Distribution Date on or prior to the Distribution Date in December, 2006 shall equal the principal balance of the Class LT22A42 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO431 Interest and Class LT32IO432 Interest as of any Distribution Date on or prior to the Distribution Date in January, 2007 shall equal the principal balance of the Class LT22A43 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO441 Interest and Class LT32IO442 Interest as of any Distribution Date on or prior to the Distribution Date in February, 2007 shall equal the principal balance of the Class LT22A44 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO451 Interest and Class LT32IO452 Interest as of any Distribution Date on or prior to the Distribution Date in March, 2007 shall equal the principal balance of the Class LT22A45 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO461 Interest and Class LT32IO462 Interest as of any Distribution Date on or prior to the Distribution Date in April, 2007 shall equal the principal balance of the Class LT22A46 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO471 Interest and Class LT32IO472 Interest as of any Distribution Date on or prior to the Distribution Date in May, 2007 shall equal the principal balance of the Class LT22A47 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0. The notional balance of the Class LT32IO481 Interest and Class LT32IO482 Interest as of any Distribution Date on or prior to the Distribution Date in June, 2007 shall equal the principal balance of the Class LT22A48 Interest immediately prior to such Distribution Date and for subsequent Distribution Dates shall equal $0.

(3) The Class LT3-R interest represents the sole class of residual interest in REMIC 3 and has neither a principal amount nor an interest rate. The Class LT3-R Interest shall be represented by the Class A-R Certificate.

(4) For Distribution Dates on or prior to the Distribution Date in July of 2003, the interest rate on the Class LT31A1 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2003, the interest rate on the Class LT31A2 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2003, the interest rate on the Class LT31A3 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2003, the interest rate on the Class LT31A4 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2003, the interest rate on the Class LT31A5 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2003, the interest rate on the Class LT31A6 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2004, the interest rate on the Class LT31A7 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2004, the interest rate on the Class LT31A8 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2004, the interest rate on the Class LT31A9 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2004, the interest rate on the Class LT31A10 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2004, the interest rate on the Class LT31A11 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2004, the interest rate on the Class LT31A12 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2004, the interest rate on the Class LT31A13 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2004, the interest rate on the Class LT31A14 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2004, the interest rate on the Class LT31A15 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2004, the interest rate on the Class LT31A16 Interest shall be the Pool 1 Net WAC minus 100 basis
                                       20
    points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2004, the interest rate on the Class LT31A17 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2004, the interest rate on the Class LT31A18 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2005, the interest rate on the Class LT31A19 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2005, the interest rate on the Class LT31A20 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2005, the interest rate on the Class LT31A21 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2005, the interest rate on the Class LT31A22 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2005, the interest rate on the Class LT31A23 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2005, the interest rate on the Class LT31A24 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2005, the interest rate on the Class LT31A25 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2005, the interest rate on the Class LT31A26 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2005, the interest rate on the Class LT31A27 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2005, the interest rate on the Class LT31A28 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2005, the interest rate on the Class LT31A29 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2005, the interest rate on the Class LT31A30 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2006, the interest rate on the Class LT31A31 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2006, the interest rate on the Class LT31A32 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2006, the interest rate on the Class LT31A33 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2006, the interest rate on the Class LT31A34 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2006, the interest rate on the Class LT31A35 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2006, the interest rate on the Class LT31A36 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2006, the interest rate on the Class LT31A37 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2006, the interest rate on the Class LT31A38 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2006, the interest rate on the Class LT31A39 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2006, the interest rate on the Class LT31A40 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2006, the interest rate on the Class LT31A41 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2006, the interest rate on the Class LT31A42 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2007, the interest rate on the Class LT31A43 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2007, the interest rate on the Class LT31A44 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2007, the interest rate on the Class LT31A45 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2007, the interest rate on the Class LT31A46 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2007, the interest rate on the Class LT31A47 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2007, the interest rate on the Class LT31A48 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC.

(5) For each Distribution Date, the interest rate on the REMIC 3 IO Interests will equal .50%.

(6) For each Distribution Date, the interest rate on the Class LT3AR Interest shall equal the Pool 1 Net WAC.

(7) For Distribution Dates on or prior to the Distribution Date in July of 2003, the interest rate on the Class LT32A1 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2003, the interest rate on the Class LT32A2 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2003, the interest rate on the Class LT32A3 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2003, the interest rate on the Class LT32A4 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2003, the interest rate on the Class LT32A5 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2003, the interest rate on the Class LT32A6 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2004, the interest rate on the Class LT32A7 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2004, the interest rate on the Class LT32A8 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2004, the interest rate on the Class LT32A9 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2004, the interest rate on the Class LT32A10 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2004, the interest rate on the Class LT32A11 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2004, the interest rate on the Class LT32A12 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2004, the interest rate on the Class LT32A13 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2004, the interest rate on the Class LT32A14 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2004, the interest rate on the Class LT32A15 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2004, the interest rate on the Class LT32A16 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2004, the interest rate on the Class LT32A17 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2004, the interest rate on the Class LT32A18 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2005, the interest rate on the Class LT32A19 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2005, the interest rate on the Class LT32A20 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2005, the interest rate on the Class LT32A21 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2005, the interest rate on the Class LT32A22 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2005, the interest rate on the Class LT32A23 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2005, the interest rate on the Class LT32A24 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2005, the interest rate on the Class LT32A25 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2005, the interest rate on the Class LT32A26 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2005, the interest rate on the Class LT32A27 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2005, the interest rate on the Class LT32A28 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2005, the interest rate on the Class LT32A29 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2005, the interest rate on the Class LT32A30 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2006, the interest rate on the Class LT32A31 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2006, the interest rate on the Class LT32A32 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2006, the interest rate on the Class LT32A33 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2006, the interest rate on the Class LT32A34 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2006, the interest rate on the Class LT32A35 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2006, the interest rate on the Class LT32A36 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in July of 2006, the interest rate on the Class LT32A37 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in August of 2006, the interest rate on the Class LT32A38 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in September of 2006, the interest rate on the Class LT32A39 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in October of 2006, the interest rate on the Class LT32A40 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in November of 2006, the interest rate on the Class LT32A41 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in December of 2006, the interest rate on the Class LT32A42 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in January of 2007, the interest rate on the Class LT32A43 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in February of 2007, the interest rate on the Class LT32A44 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in March of 2007, the interest rate on the Class LT32A45 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in April of 2007, the interest rate on the Class LT32A46 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in May of 2007, the interest rate on the Class LT32A47 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC. For Distribution Dates on or prior to the Distribution Date in June of 2007, the interest rate on the Class LT31A48 Interest shall be the Pool 1 Net WAC minus 100 basis points and for subsequent Distribution Dates shall be the Pool 1 Net WAC.

(8) For each Distribution Date, the interest rate on the REMIC 3 IO Interests will equal .50%.

(9) For each Distribution Date, the interest rate on each of the REMIC 3 Class B Interests will equal the Subordinate Net WAC

         On each Distribution Date principal payments will be deemed made and Realized Losses with respect to principal will be allocated among the REMIC 3 Regular Interests as follows: (i) an amount equal to the principal distributed in respect of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates will be treated as having been distributed in respect of the Class LT3B1 Interest, the Class LT3B2 Interest, the Class LT3B3 Interest, the Class LT3B4 Interest, the Class LT3B5 Interest and the Class LT3B6 Interest, respectively, in reduction of their principal amounts (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this clause (i), as being $3,518,922.98 and treating the firs $.98 distributed to the A-R under Section 5.02(a)(vi) from principal payments on the Mortgage Loans as distributed to the Class B-6 Certificates), (ii) the amount of all Realized Losses in respect of principal allocated to the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates will be allocated to the Class LT3B1 Interest, Class LT3B2 Interest, Class LT3B3 Interest, Class LT3B4 Interest, Class LT3B5 Interest and Class LT3B6 Interest, respectively, in reduction of their principal amounts (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this clause (ii), as being $3,518,922.98 and disregarding Section 5.03(c) hereof), (iii) an amount equal to the total principal distributed in respect of the Class A-R Certificates will be treated as having been distributed in respect of the Class LT31AR Interest in reduction of its principal amount, (iv) the amount of all Realized Losses in respect of principal allocated to the Class A-R Certificates will be allocated to the Class LT31AR Interest in reduction of its principal amount,
(v) an amount equal to the total principal distributed in respect of the Class A-1 Certificates will be treated as having been distributed in the aggregate in respect of the Class LT31A1 Interest through the Class LT31A48 Interest in reduction of their principal amount, (vi) the amount of all Realized Losses in respect of principal allocated to the Class A-1 Certificates will be allocated in the aggregate to the Class LT31A1 Interest through the Class LT31A48 Interest in reduction of their principal amount, (vii) an amount equal to the total principal distributed in respect of the Class A-2 Certificates will be treated as having been distributed in the aggregate in respect of the Class LT32A1 Interest through the Class LT32A48 Interest in reduction of their principal amount and (viii) the amount of all Realized Losses in respect of principal allocated to the Class A-2 Certificates will be allocated in the aggregate to the Class LT32A1 Interest through the Class LT32A48 Interest in reduction of their principal amount. All principal deemed paid and Realized Losses allocated to the Class LT31A1 Interest through the Class LT31A48 Interest shall be deemed paid or allocated first to the Class LT31A1 Interest until its principal balance has been reduced to zero and to such other REMIC 1 Regular Interests in numerical order until the principal balance of each in turn has been reduced to zero. All principal deemed paid and Realized Losses allocated to the Class LT32A1 Interest through the Class LT32A48 Interest shall be deemed paid or allocated first to the Class LT32A1 Interest until its principal balance has been reduced to zero and to such other REMIC 1 Regular Interests in numerical order until the principal balance of each in turn has been reduced to zero.

THE REMIC 4 INTERESTS

         The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates or components for each class of REMIC 4 Interests:

                                                       Interest          Corresponding Class of
Class Designation              Principal Amount          Rate                 Certificates
-----------------              ----------------          ----                 ------------
     LT4A1                     $773,795,000.00           (2)                    Class A-1
     LT4A2                     $200,001,600.00           (3)                    Class A-2
     LT4B1                     $ 10,552,500.00           (4)                    Class B-1
     LT4B2                     $  8,040,000.00           (4)                    Class B-2
     LT4B3                     $  4,522,500.00           (4)                    Class B-3
     LT4B4                     $  2,512,500.00           (4)                    Class B-4
     LT4B5                     $  2,010,000.00           (4)                    Class B-5
     LT4B6                     $  3,518,422.98           (4)                    Class B-6
     LT4AR                     $        100.00           (5)                    Class A-R
     LT4-R                                  (1)          (1)                    N/A

---------------

(1) The Class LT4-R Interest represents the sole class of residual interest in REMIC 4 and has neither a principal amount nor an interest rate. The Class LT4-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT4A1 Interest shall have an interest rate for each Distribution Date (and the related accrual period) equal to the weighted average of the interest rates on the Class LT31A1 Interest, the Class LT31A2

    Interest, the Class LT31A3 Interest, the Class LT31A4 Interest, the Class LT31A5 Interest, the Class LT31A6 Interest, the Class LT31A7 Interest, the Class LT31A8 Interest, the Class LT31A9 Interest, the Class LT31A10 Interest, the Class LT31A11 Interest, the Class LT31A12 Interest, the Class LT31A13 Interest, the Class LT31A14 Interest, the Class LT31A15 Interest, the Class LT31A16 Interest, the Class LT31A17 Interest, the Class LT31A18 Interest, the Class LT31A19 Interest, the Class LT31A20 Interest, the Class LT31A21 Interest, the Class LT31A22 Interest, the Class LT31A23 Interest, the Class LT31A24 Interest, the Class LT31A25 Interest, the Class LT31A26 Interest, the Class LT31A27 Interest, the Class LT31A28 Interest, the Class LT31A29 Interest, the Class LT31A30 Interest, the Class LT31A31 Interest, the Class LT31A32 Interest, the Class LT31A33 Interest, the Class LT31A34 Interest, the Class LT31A35 Interest, the Class LT31A36 Interest, the Class LT31A37 Interest, the Class LT31A38 Interest, the Class LT31A39 Interest, the Class LT31A40 Interest, the Class LT31A41 Interest, the Class LT31A42 Interest, the Class LT31A43 Interest, the Class LT31A44 Interest, the Class LT31A45 Interest, the Class LT31A46 Interest, the Class LT31A47 Interest and the Class LT31A48 Interest, weighted on the basis of their principal amounts immediately prior to such Distribution Date.

(3) The Class LT4A2 Interest shall have an interest rate for each Distribution Date (and the related accrual period) equal to the weighted average of the interest rates on the Class LT32A1 Interest, the Class LT32A2 Interest, the Class LT32A3 Interest, the Class LT32A4 Interest, the Class LT32A5 Interest, the Class LT32A6 Interest, the Class LT32A7 Interest, the Class LT32A8 Interest, the Class LT32A9 Interest, the Class LT32A10 Interest, the Class LT32A11 Interest, the Class LT32A12 Interest, the Class LT32A13 Interest, the Class LT32A14 Interest, the Class LT32A15 Interest, the Class LT32A16 Interest, the Class LT32A17 Interest, the Class LT32A18 Interest, the Class LT32A19 Interest, the Class LT32A20 Interest, the Class LT32A21 Interest, the Class LT32A22 Interest, the Class LT32A23 Interest, the Class LT32A24 Interest, the Class LT32A25 Interest, the Class LT32A26 Interest, the Class LT32A27 Interest, the Class LT32A28 Interest, the Class LT32A29 Interest, the Class LT32A30 Interest, the Class LT32A31 Interest, the Class LT32A32 Interest, the Class LT32A33 Interest, the Class LT32A34 Interest, the Class LT32A35 Interest, the Class LT32A36 Interest, the Class LT32A37 Interest, the Class LT32A38 Interest, the Class LT32A39 Interest, the Class LT32A40 Interest, the Class LT32A41 Interest, the Class LT32A42 Interest, the Class LT32A43 Interest, the Class LT32A44 Interest, the Class LT32A45 Interest, the Class LT32A46 Interest, the Class LT32A47 Interest and the Class LT32A48 Interest, weighted on the basis of their principal amounts immediately prior to such Distribution Date.

(4) Each of the Class LT4B1 Interest, the Class LT4B2 Interest, the Class LT4B3 Interest, the Class LT4B4 Interest, the Class LT4B5 Interest and the Class LT4B6 Interest shall have an interest rate for each Distribution Date (and the related accrual period) equal to the Subordinate Net WAC.

(4) The Class LT4AR Interest shall have an interest rate for each Distribution Date (and the related accrual period) equal to the Pool 1 Net WAC.

         Principal payments shall be deemed made and Realized Losses with respect to principal shall be allocated among the REMIC 4 Interests in the same manner as such payments are made or such Realized Losses are allocated among the Corresponding Classes of Certificates (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this sentence, as being $3,518,922.98, treating the first $.98 of distributions to the Class A-R Certificate under Section 5.02(a)(vi) from principal payments on the Mortgage Loans as distributed to the Class B-6 Certificates and disregarding Section 5.03(c)).

THE CERTIFICATES

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount), and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

                                                            Initial Class
                                                         Principal Amount or            Minimum
   Class                    Certificate Interest            Class Notional          Denominations or
Designation                         Rate                        Amount             Percentage Interest
-----------                 --------------------         -------------------       -------------------
Class A-1                           (1)                      $773,795,000              $  25,000.00
Class A-2                           (2)                      $200,001,600              $  25,000.00
Class X-A-1                         (3)                                (3)                      100%
Class X-A-2                         (4)                                (4)                      100%
Class X-A-3                         (5)                                (5)                      100%
Class X-B                           (6)                                (6)                      100%
Class A-R                           (7)                      $        100                       100%
Class B-1                           (8)                      $ 10,522,500              $  25,000.00
Class B-2                           (9)                      $  8,040,000              $  25,000.00
Class B-3                          (10)                      $  4,522,000              $  25,000.00
Class B-4                          (11)                      $  2,512,500              $ 100,000.00
Class B-5                          (11)                      $  2,010,000              $ 100,000.00
Class B-6                          (11)                      $  3,517,500              $ 100,000.00

-------------------
(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-1 Certificates will be the least of
    (i) LIBOR plus 0.33%; (ii) the Pool 1 Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-1 Certificates will be LIBOR plus 0.66%.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-2 Certificates will be the least of
    (i) LIBOR plus 0.35%; (ii) the Pool 2 Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-2 Certificates will be LIBOR plus 0.70%.

(3) The Class X-A-1 Certificates will represent a 50% interest in each of the Pool 1 Component and the Pool 2 Component.

(4) The Class X-A-2 Certificates will represent a 50% interest in the Pool 1 NAS IO Subcomponent of the Pool 1 Component and a 50% interest in the Pool 2 NAS IO Subcomponent of the Pool 2 Component.

(5) The Class X-A-3 Certificates will represent a 50% interest in the Pool 1 Companion IO Subcomponent of the Pool 1 Component and a 50% interest in the Pool 2 Companion IO Subcomponent of the Pool 2 Component.

(6) The Class X-B Certificates will represent a 100% interest in each of Component X-B1, Component X-B2 and Component X-B3.

(7) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-R Certificate will equal the Pool 1 Net WAC.

(8) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-1 Certificates will be the least of
    (i) LIBOR plus 0.65%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-1 Certificates will be LIBOR plus 0.975%.

(9) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-2 Certificates will be the least of
    (i) LIBOR plus 1.50%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-2 Certificates will be LIBOR plus 2.25%.

(10) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-3 Certificates will be the least of (i) LIBOR plus 1.50%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-3 Certificates will be LIBOR plus 2.25%.

(11) The Certificate Interest Rates with respect to any Distribution Date (and the related Accrual Period) for the, Class B-4, Class B-5 and Class B-6 Certificates will be equal to the Subordinate Net WAC.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $1,004,952,622.98.

         In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Definitions.

         The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Distribution Date and any Class of LIBOR Certificates and each Component, the period commencing on the 25th day of the month preceding the month in which the Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs; provided, however, that the first Accrual Period with respect to the LIBOR Certificates and each Component shall be the period beginning on the Closing

Date and ending on July 24, 2003. The Accrual Period applicable to the Class A-R, Class B-4, Class B-5, Class B-6 Certificates and each Class of Lower Tier REMIC Interests shall be the calendar month immediately preceding the month in which the related Distribution Date occurs. Interest shall accrue on all Classes of Certificates, all Components and on all Lower Tier REMIC Interests on the basis of a 360-day year consisting of twelve 30-day months.

         Acknowledgements: The Assignment, Assumption and Recognition Agreements, each dated June 26, 2003, among the Seller, Sequoia Residential Funding, Inc., the Depositor, the Trustee and the Originator or the Servicer assigning rights under the Purchase Agreement and the Servicing Agreements from the Seller to Sequoia Residential Funding, Inc., and from Sequoia Residential Funding, Inc. to the Depositor, and from the Depositor to the Trustee for the benefit of the Certificateholers.

         Act:  The Securities Act of 1933, as amended.

         Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the meaning assigned thereto in the Master Mortgage Loan Purchase Agreement.

         Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

         Additional Collateral Servicing Agreement: The Additional Collateral Servicing Agreement, dated as of August 1, 2002, among Cendant, the Seller and Redwood Trust, Inc., as amended to date and modified by the related Acknowledgements, a copy of which is attached as Exhibit D.

         Adjustment Date: As to any Mortgage Loan, the date on which the related Mortgage Rate adjusts in accordance with the terms of the related Mortgage Note.

         Advance: With respect to a Mortgage Loan, the payments required to be made by the Trustee solely in its capacity as successor Servicer or the Servicer with respect to any Distribution Date pursuant to this Agreement or the Portfolio Servicing Agreement, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payment that either the Trustee or the Servicer has determined would constitute Nonrecoverable Advances if advanced.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Class A-

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

1, Class A-2 and Class A-R Certificates and the denominator of which is the Aggregate Stated Principal Balance, but in no event greater than 100%.

         Aggregate Subordinate Percentage: As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

         Aggregate Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (and when such term is used with respect to a particular Mortgage Pool, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Pool) which were outstanding on the Due Date in the month preceding the month of such Distribution Date.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         Allocable Share: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts of each Class of Subordinate Certificates.

         Applicable Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentages of such Class and the aggregate Class Subordination Percentage of all other Classes of Subordinate Certificates having higher numerical Class designations than such Class.

         Apportioned Principal Balance: As to any Distribution Date and each Class of Subordinate Certificates, the Class Principal Amount thereof multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount (i.e., the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount, as the case may require), and the denominator of which is the sum of such Pool Subordinate Amounts on such date.

         Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: The Trustee or any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         Available Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, the total amount of all cash received by the Trustee on the Mortgage Loans in such Mortgage Pool from the Servicer or otherwise through the Distribution Account Deposit Date for deposit into the Distribution Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the related Servicing Fee) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds and the proceeds of any Additional Collateral from the related Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans; and (5) the aggregate Purchase Price of all Defective Mortgage Loans and Converted Mortgage Loans (if any) in such Mortgage Pool purchased from the Trust Fund during the related Prepayment Period, minus:

                  (A) all related fees, charges and amounts payable or reimbursable to the Trustee under this Agreement, to the extent that, if paid by the Trust Fund, such fees, charges or other amounts would constitute "unanticipated expenses" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of any of the REMICs provided for herein and up to an aggregate maximum amount equal to the product of
                  (i) the applicable Pool Percentage and (ii) $300,000 annually such aggregate maximum amount not to include any Servicing Transfer Costs, or to the Servicer under the Servicing Agreement;

                  (B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee);

                  (C) any related unreimbursed Nonrecoverable Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee); and

                  (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

         Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

         Bankruptcy Loss: With respect to any Mortgage Loan, losses that are incurred as a result of a Deficient Valuation or Debt Service Reduction as reported by the Servicer to the Trustee.

         Bankruptcy Loss Coverage Amount: As of any Distribution Date, the Initial Bankruptcy Loss Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction shall not result in a downgrading of the then current ratings assigned by such Rating Agency to the Senior Certificates.

         Bankruptcy Loss Coverage Termination Date: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

         Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the excess, if any, of (i) the amount of Current Interest that would have been payable on such Class for such Distribution Date if the Certificate Interest Rate for such Class as set forth in the Preliminary Statement hereto were determined without regard to clause (ii) in the definition thereof, over (ii) the actual Current Interest payable on such Class for such Distribution Date.

         BBA: The British Banker's Association.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class A-1, Class A-2, Class X-A-1, Class X-A-2, Class X-A-3, Class B-1, Class B-2, Class B-3 and Class X-B.

         Book-Entry Termination: The occurrence of any of the following events:
(i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the

Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

         Cendant: Cendant Mortgage Corporation or its successors in interest.

         Certificate: Any one of the certificates signed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

         Certificate Group: Each of the Group 1 Certificates and the Group 2 Certificates.

         Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than a Notional Certificate), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) all Realized Losses allocated to such Certificate; and (iii) in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class: Collectively, Certificates bearing the same class designation. In the case of the REMIC 1, REMIC 2, REMIC 3 and REMIC 4, the term "Class" refers to all Lower Tier REMIC Interests having the same alphanumeric designation.

         Class Notional Amount: With respect to any Class of Notional Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement hereto.

         Class Principal Amount: With respect to each Class of Certificates (other than a Notional Certificate) the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

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

         Class Subordination Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Classes of Certificates immediately prior to such Distribution Date.

         Class A-R Certificate: The Class A-R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the residual interest in the Upper Tier REMIC, the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the Class LT4-R Interest.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Closing Date: June 26, 2003.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Compensating Interest Payment: As to any Distribution Date, the lesser of (1) the Servicing Fee for such date and (2) any Prepayment Interest Shortfall for such date.

         Component Interest Rate: With respect to Component XB1 and any Distribution Date, the interest rate specified in the definition of Component XB1. With respect to Component XB2 and any Distribution Date, the interest rate specified in the definition of Component XB2. With respect to Component XB3 and any Distribution Date, the interest rate specified in the definition of Component XB3. With respect to the Pool 1 Component and any Distribution Date, the interest rate specified in the definition of Pool 1 Component. With respect to the Pool 2 Component and any Distribution Date, the interest rate specified in the definition of Pool 2 Component.

         Component Notional Amount: With respect to Component XB1 and any Distribution Date, the notional amount specified in the definition of Component XB1. With respect to Component XB2 and any Distribution Date, the notional amount specified in the definition of Component XB2. With respect to Component XB3 and any Distribution Date, the notional amount specified in the definition of Component XB3. With respect to the Pool 1 Component and any Distribution Date, the notional amount specified in the definition of Pool 1 Component. With respect to the Pool 2 Component and any Distribution Date, the notional amount specified in the definition of Pool 2 Component.

         Component XB1: A regular interest in the Upper Tier REMIC having a notional amount equal to the Class Principal Amount of the Class B-1 Certificates immediately before the related

Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess of the Subordinate Net WAC over the Certificate Interest Rate on the Class B-1 Certificates.

         Component XB2: A regular interest in the Upper Tier REMIC having a notional amount equal to the Class Principal Amount of the Class B-2 Certificates immediately before the related Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess of the Subordinate Net WAC over the Certificate Interest Rate on the Class B-2 Certificates.

         Component XB3: A regular interest in the Upper Tier REMIC having a notional amount equal to the Class Principal Amount of the Class B-3 Certificates immediately before the related Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess of the Subordinate Net WAC over the Certificate Interest Rate on the Class B-3 Certificates.

         Components: Each of the Pool 1 Component, the Pool 2 Component, Component XB1, Component XB2 and Component XB3.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

         Cooperative Shares: Shares issued by a Cooperative Corporation.

         Corporate Trust Office: With respect to the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank Minnesota, National Association, 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C and for all other purposes, Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other address as the Trustee may designate from time to time by notice to the Certificateholders.

         Corresponding Classes of Certificates or Components: With respect to each Lower Tier REMIC Interest, the Class or Classes of Certificates or Components appearing opposite such Lower Tier REMIC Interest as described in the Preliminary Statement.

         Credit Support Depletion Date: The first Distribution Date, if any, on which the aggregate Certificate Principal Amounts of the Subordinate Certificates have been reduced to zero.

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

         Current Interest: With respect to each Class of Certificates and each Component on each Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate or Component Interest Rate during the related Accrual Period on the Class Principal Amount or Component Notional Amount of such Class or Component, or, in the case of the Notional Certificates, the Notional Amount of the Component related to such Class.

         Custodial Accounts: Each custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to the Servicing Agreement.

         Custody Agreement: The Custodial Agreement, dated as of December 15, 2000, between Merrill Lynch Credit Corporation and Wells Fargo Bank Minnesota, N.A., as custodian, as amended by Amendment No. 1, dated as of January 16, 2002 a copy of which (excluding all exhibits thereto) is attached hereto as Exhibit O.

         Cut-off Date: June 1, 2003.

         Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Stated Principal Balance as of the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defective Mortgage Loan: The meaning specified in Section 2.04(a).

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: As defined in Section 2.04(a).

         Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

         Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, having its principal place of business at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, or its successors in interest.

         Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

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

         Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.01 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C, Mortgage Pass-Through Certificates." Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: The 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in July 2003.

         Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2003.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the Mortgage Note.

         Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

         Effective Loan-to-Value Ratio: A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the Mortgage Loan, less the amount of Additional Collateral required to secure such Mortgage Loan at the time of origination, if any, and the denominator of which is the Appraised Value of the related Mortgage Property at such date.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating

Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, any Paying Agent, or the Servicer.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: The Class A-R, Class B-4, Class B-5 or Class B-6 Certificates.

         Escrow Account: As defined in the Servicing Agreement.

         Event of Default: The failure of the Servicer to perform any of its obligations under the Servicing Agreement.

         Excess Loss: With respect to any Mortgage Loan, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Loss Coverage Termination Date or
(iii) Bankruptcy Loss realized after the Bankruptcy Loss Coverage Termination Date.

         Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Certification: As referred to in Section 2.02(c), the form of which is set forth at Exhibit L.

         Fitch Ratings: Fitch, Inc., or any successor in interest.

         Fraud Loss Coverage Amount: As of the Closing Date, $20,099,052.46, subject to reduction from time to time by the amount of any Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount shall be reduced as follows: (a) on the first anniversary of the Cut-Off Date, to an amount equal to the lesser of (i) 2.00% of the then current Aggregate Stated Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the Cut-Off Date; (b) on the second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1.00% of the then current Aggregate Stated Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the immediately preceding anniversary of the Cut-Off Date, over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (c) on the fifth anniversary of the Cut-Off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction shall not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates.

         Fraud Loss Coverage Termination Date: The date on which the Fraud Loss Coverage Amount is reduced to zero.

         Fraud Losses: Realized Losses on any Mortgage Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation on the part of the Mortgagor in connection with that Mortgage Loan, as reported by the Servicer to the Trustee.

         Global Securities: The global certificates representing the Book-Entry Certificates.

         Group 1: All of the Group 1 Certificates.

         Group 1 Certificate: Any Class A-1 or Class A-R Certificate.

         Group 2: All of the Group 2 Certificates.

         Group 2 Certificate: Any Class A-2 Certificate.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee or the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

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

         Initial Bankruptcy Loss Coverage Amount: $100,000.

         Initial Certification: As referred to Section 2.02(a), the form of which is set forth at Exhibit K.

         Initial LIBOR Rate: 1.02750% with respect to the LIBOR Certificates.

         Initial Optional Purchase Date: The first Distribution Date following the date on which the Aggregate Stated Principal Balance is less than 10.00% of the Cut-off Date Balance.

         Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and
(i) the proceeds from any Limited Purpose Surety Bond.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Distribution Amount: For each Class of Certificates or Component, on any Distribution Date, the Current Interest for such Class, as reduced by such Class's share of Net Prepayment Interest Shortfalls, Relief Act Reductions and the interest portion of Excess Losses. Any such shortfalls and losses shall be allocated among (i) all Classes of Certificates (other than the Interest Only Certificates) of the related Certificates Group from such Mortgage Pool and (ii) the Pool 1 Component or the Pool 2 Component, as the case may be, proportionately on the basis of (1) in the case of the Senior Certificates (other than the Class X Certificates), Current Interest otherwise distributable thereon on such Distribution Date; (2) in the case of the Pool 1 Component and the Pool 2 Component, Current Interest otherwise distributable in respect thereof on such Distribution Date and (3) in the case of Subordinate Certificates, interest accrued at the Net WAC of the applicable Mortgage Pool on their Apportioned Principal Balance before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

         Interest-Only Certificates: Any of the Class X-A-1, Class X-A-2 , Class X-A-3 and Class X-B Certificates.

         Interest Shortfall: As to any Class of Certificates or Component and any Distribution Date, (i) the amount by which the Interest Distribution Amount (exclusive of any payments to such Class in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls) for such Class or Component on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such Class on prior Distribution Dates (as determined without reduction for amounts not paid to such Class or in respect of such Component as a result of the provisos set forth in Sections 5.02(a)(i) and 5.02(b) hereof.

         Interest Transfer Amount: For any Distribution Date and for any Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the weighted average Certificate Interest Rate of the applicable Undercollateralized Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

         Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         Latest Possible Maturity Date: The Distribution Date in July 2028.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the "Interest Settlement Rate" set by the BBA for one-month (or six-month with respect to the Class A-2 Certificates) United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM." If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         LIBOR Certificate: Any Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificate.

         LIBOR Determination Date: With respect to any LIBOR Certificates other than the Class A-2 Certificates, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period and with respect to the Class A-2 Certificates, the second LIBOR Business Day immediately preceding every sixth Accrual Period beginning with the Accrual Period commencing during December 2003.

         Limited Purpose Surety Bond: Any Limited Purpose Surety Bond listed in Exhibit F.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with the Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

         Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lower Tier REMIC Interests: Any of the REMIC 1 Interests, the REMIC 2 Interests, the REMIC 3 Interests or the REMIC 4 Interests.

         Lower Tier Regular Interests: Any of the REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests or the REMIC 4 Regular Interests.

         Margin: As to each Mortgage Loan, the percentage amount set forth on the related Mortgage Note added to the Index in calculating the Mortgage Rate thereon.

         Master Mortgage Loan Purchase Agreement: The Master Mortgage Loan Purchase Agreement, dated as of April 1, 1998, between RWT Holdings, Inc. and Merrill Lynch Credit Corporation, as amended to date and modified by the related Acknowledgements, a copy of which is attached hereto as Exhibit E.

         Material Defect: As defined in Section 2.02(b).

         Maximum Rate: As to any Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.02.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Trustee pursuant to the Trust Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Replacement Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (1) identify the designated Mortgage Pool in which such Mortgage Loan is included and (2) separately identify One-Month LIBOR Loans, Six-Month LIBOR Loans and Additional Collateral Mortgage Loans.

         Mortgage Loan Servicing Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of August 1, 2002, between the Seller, Cendant, Bishop's Gate Residential Mortgage Trust and Redwood Trust, Inc., as amended to date and modified by the related Acknowledgements, a copy of which is attached as Exhibit D.

         Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Pools: Each of Pool 1 and Pool 2.

         Mortgaged Property: The underlying property, including any Additional Collateral, securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Property Lease.

         Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of June 1, 2003, by and among the Seller, Sequoia Residential Trust, Inc. and the Depositor with respect to the sale and purchase of the Mortgage Loans.

         Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

         Mortgagor: The obligor on a Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan.

         Net Prepayment Interest Shortfall: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for such date exceeds the amount payable by the Servicer in respect of such shortfall.

         Net WAC: As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the Due Date of the month preceding the month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances (after giving effect to the Scheduled Payments due on or before such Due Date and Principal Prepayments received prior to such Due
Date) at such time. When the term "Net WAC" is used herein with reference to only the One-Month LIBOR Loans or only the Six-Month LIBOR Loans, such weighted average shall be computed with reference solely to the Mortgage Loans in the relevant group.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-permitted Foreign Holder: As defined in Section 3.03(f).

         Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the Servicer (as certified in an Officer's Certificate of the Servicer) or by the Trustee pursuant to Section 5.04, which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

         Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate's Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate: None.

         Offering Document: The Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) of the Depositor or the Trustee, as the case may be, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement

         Officer's Certificate of the Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee.

         One-Month LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for one-month U.S. dollar deposits.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and who may be in-house or outside counsel to the Depositor or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC.

         Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class designation: Class B-1 - 3.10%; Class B-2 - 2.05%; Class B-3
- 1.25%; Class B-4 - 0.80%; Class B-5 - 0.55%; and Class B-6 - 0.35%.

         Original Subordinate Principal Amount: The aggregate of the initial Class Principal Amounts of the Classes of Subordinated Certificates.

         Originator: Merrill Lynch Credit Corporation, a Delaware corporation.

         Overcollateralized Group: On any Distribution Date, any Certificate Group which is not an Undercollateralized Group.

         Parent Power(R)Guaranty and Security Agreement: With respect to any Additional Collateral Loan, as defined in the Master Mortgage Loan Purchase Agreement.

         Paying Agent: Any paying agent appointed by the Trustee pursuant to
Section 3.08.

         Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Notional Certificate or the Class A-R Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class A-R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%. With respect to any Notional Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

                  (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency including funds for which the Trustee or any of its Affiliates is investment manager or adviser;

                  (ix) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; and

                  (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such instrument would not be a "permitted investment" within the meaning of such term as provided for in Section 860G(a)(5) of the Code and the Treasury Regulations thereunder.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan Asset Regulations: The U.S. Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Pool 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

         Pool 1 Adjusted Net WAC: For each Distribution Date, the interest rate on the Class LT4A1 Interest.

         Pool 1 Companion IO REMIC Component: An uncertificated "interest-only" regular interest in the Upper Tier REMIC that, on each Distribution Date, has a notional principal amount equal to the Class Principal Amount of the Class A-1 Certificates immediately prior to such Distribution Date and bears interest at a rate equal to the excess of the Pool 1 Adjusted Net WAC over the Certificate Interest Rate on the Class A-1 Certificates on such Distribution Date. For federal income tax purposes, the Class X-A-1 Certificates represent a 50% interest in the Pool 1 Companion IO REMIC Component and the Class X-A-3 Certificates represent a 50% interest in the Pool 1 Companion IO REMIC Component.

         Pool 1 Companion IO Subcomponent: An interest in the Pool 1 Component that is entitled to all amounts payable in respect of the Pool 1 Component after all payments of Pool 1 NAS IO Subcomponent Current Interest and Pool 1 NAS IO Subcomponent Interest Shortfalls have been paid to the holders of the Class X-A-1 and Class X-A-2 Certificates in respect of the Pool 1 NAS IO Subcomponent. The Class X-A-1 Certificates represent a 50% interest in the

Pool 1 Companion IO Subcomponent and the Class X-A-3 Certificates represent a 50% interest in the Pool 1 Companion IO Subcomponent.

         Pool 1 Component: An interest-only Component with a notional principal amount, as of each Distribution Date, equal to the Class Principal Amount of the Class A-1 Certificates immediately prior to such Distribution Date and bearing interest at a rate equal to the excess of the Pool 1 Net WAC over the Certificate Interest Rate on the Class A-1 Certificates for such Distribution Date. The Class X-A-1 Certificates represent a 50% interest in the Pool 1 Component. The Class X-A-2 Certificates and the Class X-A-3 Certificates together represent a 50% interest in the Pool 1 Component.

         Pool 1 NAS IO REMIC Component: An uncertificated "interest-only" regular interest in the Upper Tier REMIC that is entitled to 100% of the amounts payable in respect of the REMIC 3 Pool 1 IO Interests. For federal income tax purposes, the Class X-A-1 Certificates represent a 50% interest in the Pool 1 NAS IO REMIC Component and the Class X-A-2 Certificates represent a 50% interest in the Pool 1 NAS IO REMIC Component.

         Pool 1 NAS IO Subcomponent: An interest in the Pool 1 Component that is entitled, solely from amounts payable in respect of the Pool 1 Component, to Pool 1 NAS IO Subcomponent Current Interest and Pool 1 NAS IO Subcomponent Interest Shortfalls. The Class X-A-1 Certificates represent a 50% interest in the Pool 1 NAS IO Subcomponent and the Class X-A-2 Certificates represent a 50% interest in the Pool 1 NAS IO Subcomponent.

         Pool 1 NAS IO Subcomponent Current Interest: For each Distribution Date, the accrual during the related accrual period on the Pool 1 NAS IO Subcomponent Notional Principal Amount at a 1% interest rate.

         Pool 1 NAS IO Subcomponent Interest Shortfalls: The excess of (i) the aggregate amounts of Pool 1 NAS IO Subcomponent Current Interest for each preceding Distribution Date over (ii) the aggregate amounts paid in respect of the Pool 1 NAS IO Subcomponent on preceding Distribition Dates.

         Pool 1 NAS IO Subcomponent Notional Principal Amount: For each Distribution Date, the lesser of (i) the outstanding Class Principal Amount of the Class A-1 Certificates immediately prior to such Distribution Date and (ii) the amount specified below for such Distribution Date:

                                       POOL 1 NAS IO
                                        SUBCOMPONENT
                                     NOTIONAL PRINCIPAL
DISTRIBUTION DATE                          AMOUNT
-------------------------------------------------------
July 25, 2003                         $773,795,000.00
August 25, 2003                       $745,636,000.00
September 25, 2003                    $718,471,000.00
October 25, 2003                      $692,263,000.00
November 25, 2003                     $666,980,000.00
December 25, 2003                     $642,588,000.00
January 25, 2004                      $619,056,000.00
February 25, 2004                     $596,354,000.00

March 25, 2004                        $574,453,000.00
April 25, 2004                        $553,323,000.00
May 25, 2004                          $532,939,000.00
June 25, 2004                         $513,274,000.00
July 25, 2004                         $494,302,000.00
August 25, 2004                       $475,999,000.00
September 25, 2004                    $458,341,000.00
October 25, 2004                      $441,307,000.00
November 25, 2004                     $424,872,000.00
December 25, 2004                     $409,018,000.00
January 25, 2005                      $393,722,000.00
February 25, 2005                     $378,966,000.00
March 25, 05                          $364,730,000.00
April 25, 2005                        $351,432,000.00
May 25, 2005                          $338,611,000.00
June 25, 2005                         $326,250,000.00
July 25, 2005                         $314,332,000.00
August 25, 2005                       $302,842,000.00
September 25, 2005                    $291,764,000.00
October 25, 2005                      $281,083,000.00
November 25, 2005                     $270,786,000.00
December 25, 2005                     $260,859,000.00
January 25, 2006                      $251,289,000.00
February 25, 2006                     $242,063,000.00
March 25, 2006                        $233,168,000.00
April 25, 2006                        $224,594,000.00
May 25, 2006                          $216,328,000.00
June 25, 2006                         $208,359,000.00
July 25, 2006                         $200,678,000.00
August 25, 2006                       $193,602,000.00
September 25, 2006                    $186,775,000.00
October 25, 2006                      $180,189,000.00
November 25, 2006                     $173,835,000.00
December 25, 2006                     $167,706,000.00
January 25, 2007                      $161,792,000.00
February 25, 2007                     $156,087,000.00
March 25, 2007                        $150,583,000.00
April 25, 2007                        $145,273,000.00
May 25, 2007                          $140,151,000.00
June 25, 2007                         $135,209,000.00
July 25, 2007 and thereafter          $          0.00

         Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

         Pool 1 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances.

         Pool 1 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balances of the Pool 1 Mortgage Loans and over
(b) the sum of the Class Principal Amounts of the Class A-1 and Class A-R Certificates immediately before such Distribution Date.

         Pool 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

         Pool 2 Adjusted Net WAC: For each Distribution Date, the interest rate on the Class LT4A2 Interest.

         Pool 2 Companion IO REMIC Component: An uncertificated "interest-only" regular interest in the Upper Tier REMIC that, on each Distribution Date, has a notional principal amount equal to the Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date and bears interest at a rate equal to the excess of the Pool 2 Adjusted Net WAC over the Certificate Interest Rate on the Class A-2 Certificates on such Distribution Date. For federal income tax purposes, the Class X-A-1 Certificates represent a 50% interest in the Pool 2 Companion IO REMIC Component and the Class X-A-3 Certificates represent a 50% interest in the Pool 2 Companion IO REMIC Component.

         Pool 2 Companion IO Subcomponent: An interest in the Pool 2 Component that is entitled to all amounts payable in respect of the Pool 2 Component after all payments of Pool 2 NAS IO Subcomponent Current Interest and Pool 2 NAS IO Subcomponent Interest Shortfalls have been paid to the holders of the Class X-A-1 and Class X-A-2 Certificates in respect of the Pool 2 NAS IO Subcomponent. The Class X-A-1 Certificates represent a 50% interest in the Pool 2 Companion IO Subcomponent and the Class X-A-3 Certificates represent a 50% interest in the Pool 2 Companion IO Subcomponent.

         Pool 2 Component: An interest-only Component with a notional principal amount, as of each Distribution Date, equal to the Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date and bearing interest at a rate equal to the excess of the Pool 2 Net WAC over the Certificate Interest Rate on the Class A-2 Certificates for such Distribution Date. The Class X-A-1 Certificates represent a 50% interest in the Pool 2 Component. The Class X-A-2 Certificates and the Class X-A-3 Certificates together represent a 50% interest in the Pool 2 Component.

         Pool 2 NAS IO REMIC Component: An uncertificated "interest-only" regular interest in the Upper Tier REMIC that is entitled to 100% of the amounts payable in respect of the REMIC 3 Pool 2 IO Interests. For federal income tax purposes, the Class X-A-1 Certificates represent a 50% interest in the Pool 2 NAS IO REMIC Component and the Class X-A-2 Certificates represent a 50% interest in the Pool 2 NAS IO REMIC Component.

         Pool 2 NAS IO Subcomponent: An interest in the Pool 2 Component that is entitled, solely from amounts payable in respect of the Pool 2 Component, to Pool 2 NAS IO Subcomponent Current Interest and Pool 2 NAS IO Subcomponent Interest Shortfalls. The Class X-A-1 Certificates represent a 50% interest in the Pool 2 NAS IO Subcomponent and the Class X-A-2 Certificates represent a 50% interest in the Pool 2 NAS IO Subcomponent.

         Pool 2 NAS IO Subcomponent Current Interest: For each Distribution Date, the accrual during the related accrual period on the Pool 2 NAS IO Subcomponent Notional Principal Amount at a 1% interest rate.

         Pool 2 NAS IO Subcomponent Interest Shortfalls: The excess of (i) the aggregate amounts of Pool 2 NAS IO Subcomponent Current Interest for each preceding Distribution Date over (ii) the aggregate amounts paid in respect of the Pool 2 NAS IO Subcomponent on preceding Distribution Dates.

         Pool 2 NAS IO Subcomponent Notional Principal Amount: For each Distribution Date, the lesser of (i) the outstanding Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date and (ii) the amount specified below for such Distribution Date:

                                       POOL 2 NAS IO
                                        SUBCOMPONENT
                                     NOTIONAL PRINCIPAL
DISTRIBUTION DATE                          AMOUNT
-------------------------------------------------------
July 25, 2003                         $200,001,600.00
August 25, 2003                       $192,723,000.00
September 25, 2003                    $185,701,000.00
October 25, 2003                      $178,928,000.00
November 25, 2003                     $172,393,000.00
December 25, 2003                     $166,088,000.00
January 25, 2004                      $160,006,000.00
February 25, 2004                     $154,138,000.00
March 25, 2004                        $148,477,000.00
April 25, 2004                        $143,016,000.00
May 25, 2004                          $137,747,000.00
June 25, 2004                         $132,664,000.00
July 25, 2004                         $127,760,000.00
August 25, 2004                       $123,029,000.00
September 25, 2004                    $118,466,000.00
October 25, 2004                      $114,062,000.00
November 25, 2004                     $109,815,000.00
December 25, 2004                     $105,717,000.00
January 25, 2005                      $101,763,000.00
February 25, 2005                     $ 97,949,000.00
March 25, 05                          $ 94,270,000.00
April 25, 2005                        $ 90,833,000.00
May 25, 2005                          $ 87,519,000.00
June 25, 2005                         $ 84,324,000.00
July 25, 2005                         $ 81,243,000.00
August 25, 2005                       $ 78,273,000.00
September 25, 2005                    $ 75,410,000.00
October 25, 2005                      $ 72,649,000.00
November 25, 2005                     $ 69,988,000.00
December 25, 2005                     $ 67,422,000.00
January 25, 2006                      $ 64,948,000.00
February 25, 2006                     $ 62,564,000.00
March 25, 2006                        $ 60,265,000.00

April 25, 2006                        $ 58,048,000.00
May 25, 2006                          $ 55,912,000.00
June 25, 2006                         $ 53,852,000.00
July 25, 2006                         $ 51,867,000.00
August 25, 2006                       $ 50,038,000.00
September 25, 2006                    $ 48,273,000.00
October 25, 2006                      $ 46,571,000.00
November 25, 2006                     $ 44,929,000.00
December 25, 2006                     $ 43,344,000.00
January 25, 2007                      $ 41,816,000.00
February 25, 2007                     $ 40,341,000.00
March 25, 2007                        $ 38,919,000.00
April 25, 2007                        $ 37,546,000.00
May 25, 2007                          $ 36,222,000.00
June 25, 2007                         $ 34,945,000.00
July 25, 2007 and thereafter          $          0.00

         Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

         Pool 2 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances.

         Pool 2 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 2 Mortgage Loans over (b) the Class Principal Amount of the Class A-2 Certificates immediately before such Distribution Date.

         Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Aggregate Stated Principal Balance of such Mortgage Pool and the denominator of which is the Aggregate Stated Principal Balance as of such Due Date.

         Pool Subordinate Amount: Either of the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount.

         Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

         Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         Principal Distribution Amount: With respect to any Mortgage Pool and any Distribution Date, the sum of (a) each Scheduled Payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) and due during the related Due Period, (b) that portion of the Purchase Price representing principal of any Mortgage Loans in such Mortgage Pool purchased in accordance with Section 2.04 hereof and received during the related Prepayment Period, (c) the principal portion of any related Substitution Amount received during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in such Mortgage Pool that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in such Mortgage Pool, (f) the principal portion of the proceeds of any Additional Collateral with respect to the Mortgage Loans in such Mortgage Pool, (g) the principal portion of all partial and full principal prepayments of Mortgage Loans in such Mortgage Pool applied by the Servicer during the related Prepayment Period and (h) on the Distribution Date on which the Trust Fund is to be terminated pursuant to
Article X hereof, that portion of the Redemption Price in respect of principal for such Mortgage Pool.

         Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

         Principal Prepayment In Full: Any Principal Prepayment of the entire principal balance of the Mortgage Loans.

         Principal Transfer Amount: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of such Undercollateralized Group immediately prior to such Distribution Date over the Aggregate Stated Principal Balance of the related Mortgage Pool immediately prior to such Distribution Date.

         Pro Rata Senior Percentage: With respect to each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the Class or Classes of the Related Certificate Group immediately prior to such Distribution Date and the denominator of which is the Aggregate Stated Principal Balance of the related Mortgage Pool for such Distribution Date.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Prospectus: The prospectus supplement dated June 23, 2003, together with the accompanying prospectus dated May 27, 2003, and the supplement to the prospectus supplement, dated July 1, 2003, relating to the initial sale of the Class A-1, Class A-2, Class A-R, Class X-A-1, Class X-B, Class B-1, Class B-2 and Class B-3 Certificates.

         Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Depositor pursuant to this Agreement, by the Servicer pursuant to the Servicing Agreement, or by the Seller pursuant to the Master Mortgage Loan Purchase Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and
(iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

         Rapid Prepayment Conditions: As to any Distribution Date either of the following conditions: if (1) the Aggregate Subordinate Percentage on such date is less than 200% of the Aggregate Subordinate Percentage on the Closing Date or
(2) the outstanding Stated Principal Balance of the Mortgage Loans in any Mortgage Pool delinquent 60 days or months, as a percentage of such Mortgage Pool's Pool Subordinate Amount, is greater than or equal to 50%.

         Rating Agency:  Each of Moody's, S&P and Fitch Ratings.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         Record Date: As to any Distribution Date (i) with respect to the LIBOR Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of all other Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

         Redemption Date: Any Distribution Date on which Certificates may be redeemed.

         Redemption Price: With respect to any Class of Certificates to be redeemed, an amount equal to 100% of the related Class Principal Amount of the Certificates to be so redeemed, together with interest on such amount at the applicable Certificate Interest Rate through the related Accrual Period (as increased by any Interest Shortfalls but excluding any Unpaid Basis

Risk Shortfalls), and including, in the case of the Redemption Price payable in connection with the redemption and retirement of all of the Certificates, the payment of all amounts (including, without limitation, all previously unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing
Fees) payable or reimbursable to the Trustee.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Related Certificate Group: The Certificate Group related to a particular Mortgage Pool as indicated by the same numerical designation (i.e., Group 1 Certificates are related to Pool 1 and Group 2 Certificates are related to Pool 2).

         Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

         REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

         REMIC Components: Each of the Pool 1 NAS IO REMIC Component, the Pool 2 NAS IO REMIC Component, the Pool 1 Companion IO REMIC Component, the Pool 2 Companion IO REMIC Component, Component XB1, Component XB2 and Component XB3.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         REMIC 1: As described in the Preliminary Statement.

         REMIC 1 Interest: Each class of interest in REMIC 1 as described in the Preliminary Statement.

         REMIC 1 Regular Interest: Each of the REMIC 1 Interests other than the Class LT1-R Interest.

         REMIC 1 Subordinated Balance Ratio: The ratio among the uncertificated principal balances of each of the REMIC 1 Interests ending with the designation "A" that is equal to the ratio among, with respect to each such REMIC 1 Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool.

         REMIC 2: As described in the Preliminary Statement.

         REMIC 2 Interest: Each class of interest in REMIC 2 as described in the Preliminary Statement.

         REMIC 2 Regular Interest: Each of the REMIC 2 Interests other than the Class LT2-R Interest.

         REMIC 3: As described in the Preliminary Statement.

         REMIC 3 Interest: Each class of interest in REMIC 3 as described in the Preliminary Statement.

         REMIC 3 IO Interests: Each class of interest in REMIC 3 that has the letters "IO" in its class designation.

         REMIC 3 Pool 1 IO Interests: Each of the Class LT31IO11 Interest, Class LT31IO12 Interest, Class LT31IO21 Interest, Class LT31IO22 Interest, Class LT31IO31 Interest, Class LT31IO32 Interest, Class LT31IO41 Interest, Class LT31IO42 Interest, Class LT31IO51 Interest, Class LT31IO52 Interest, Class LT31IO61 Interest, Class LT31IO62 Interest, Class LT31IO71 Interest, Class LT31IO72 Interest, Class LT31IO81 Interest, Class LT31IO82 Interest, Class LT31IO91 Interest, Class LT31IO92 Interest, Class LT31IO101 Interest, Class LT31IO102 Interest, Class LT31IO111 Interest, Class LT31IO112 Interest, Class LT31IO121 Interest, Class LT31IO122 Interest, Class LT31IO131 Interest, Class LT31IO132 Interest, Class LT31IO141 Interest, Class LT31IO142 Interest, Class LT31IO151 Interest, Class LT31IO152 Interest, Class LT31IO161 Interest, Class LT31IO162 Interest, Class LT31IO171 Interest, Class LT31IO172 Interest, Class LT31IO181 Interest, Class LT31IO182 Interest, Class LT31IO191 Interest, Class LT31IO192 Interest, Class LT31IO201 Interest, Class LT31IO202 Interest, Class LT31IO211 Interest, Class LT31IO212 Interest, Class LT31IO221 Interest, Class LT31IO222 Interest, Class LT31IO231 Interest, Class LT31IO232 Interest, Class LT31IO241 Interest, Class LT31IO242 Interest, Class LT31IO251 Interest, Class LT31IO252 Interest, Class LT31IO261 Interest, Class LT31IO262 Interest, Class LT31IO271 Interest, Class LT31IO272 Interest, Class LT31IO281 Interest, Class LT31IO282 Interest, Class LT31IO291 Interest, Class LT31IO292 Interest, Class LT31IO301 Interest, Class LT31IO302 Interest, Class LT31IO311 Interest, Class LT31IO312 Interest, Class LT31IO321 Interest, Class LT31IO322 Interest, Class LT31IO331 Interest, Class LT31IO332 Interest, Class LT31IO341 Interest, Class LT31IO342 Interest, Class LT31IO351 Interest, Class LT31IO352 Interest, Class LT31IO361 Interest, Class LT31IO362 Interest, Class LT31IO371 Interest, Class LT31IO372 Interest, Class LT31IO381 Interest, Class LT31IO382 Interest, Class LT31IO391 Interest, Class LT31IO392 Interest, Class LT31IO401 Interest, Class LT31IO402 Interest, Class LT31IO411 Interest, Class LT31IO412 Interest, Class LT31IO421 Interest, Class LT31IO422 Interest, Class LT31IO431 Interest, Class LT31IO432 Interest, Class LT31IO441 Interest, Class LT31IO442 Interest, Class LT31IO451 Interest, Class LT31IO452 Interest, Class LT31IO461 Interest, Class LT31IO462 Interest, Class LT31IO471 Interest, Class LT31IO472 Interest, Class LT31IO481 Interest and Class LT31IO482 Interest.

         REMIC 3 Pool 2 IO Interests: Each of the Class LT32IO11 Interest, Class LT32IO12 Interest, Class LT32IO21 Interest, Class LT32IO22 Interest, Class LT32IO31 Interest, Class LT32IO32 Interest, Class LT32IO41 Interest, Class LT32IO42 Interest, Class LT32IO51 Interest, Class LT32IO52 Interest, Class LT32IO61 Interest, Class LT32IO62 Interest, Class

LT32IO71 Interest, Class LT32IO72 Interest, Class LT32IO81 Interest, Class LT32IO82 Interest, Class LT32IO91 Interest, Class LT32IO92 Interest, Class LT32IO101 Interest, Class LT32IO102 Interest, Class LT32IO111 Interest, Class LT32IO112 Interest, Class LT32IO121 Interest, Class LT32IO122 Interest, Class LT32IO131 Interest, Class LT32IO132 Interest, Class LT32IO141 Interest, Class LT32IO142 Interest, Class LT32IO151 Interest, Class LT32IO152 Interest, Class LT32IO161 Interest, Class LT32IO162 Interest, Class LT32IO171 Interest, Class LT32IO172 Interest, Class LT32IO181 Interest, Class LT32IO182 Interest, Class LT32IO191 Interest, Class LT32IO192 Interest, Class LT32IO201 Interest, Class LT32IO202 Interest, Class LT32IO211 Interest, Class LT32IO212 Interest, Class LT32IO221 Interest, Class LT32IO222 Interest, Class LT32IO231 Interest, Class LT32IO232 Interest, Class LT32IO241 Interest, Class LT32IO242 Interest, Class LT32IO251 Interest, Class LT32IO252 Interest, Class LT32IO261 Interest, Class LT32IO262 Interest, Class LT32IO271 Interest, Class LT32IO272 Interest, Class LT32IO281 Interest, Class LT32IO282 Interest, Class LT32IO291 Interest, Class LT32IO292 Interest, Class LT32IO301 Interest, Class LT32IO302 Interest, Class LT32IO311 Interest, Class LT32IO312 Interest, Class LT32IO321 Interest, Class LT32IO322 Interest, Class LT32IO331 Interest, Class LT32IO332 Interest, Class LT32IO341 Interest, Class LT32IO342 Interest, Class LT32IO351 Interest, Class LT32IO352 Interest, Class LT32IO361 Interest, Class LT32IO362 Interest, Class LT32IO371 Interest, Class LT32IO372 Interest, Class LT32IO381 Interest, Class LT32IO382 Interest, Class LT32IO391 Interest, Class LT32IO392 Interest, Class LT32IO401 Interest, Class LT32IO402 Interest, Class LT32IO411 Interest, Class LT32IO412 Interest, Class LT32IO421 Interest, Class LT32IO422 Interest, Class LT32IO431 Interest, Class LT32IO432 Interest, Class LT32IO441 Interest, Class LT32IO442 Interest, Class LT32IO451 Interest, Class LT32IO452 Interest, Class LT32IO461 Interest, Class LT32IO462 Interest, Class LT32IO471 Interest, Class LT32IO472 Interest, Class LT32IO481 Interest and Class LT32IO482 Interest.

         REMIC 3 Regular Interest: Each of the REMIC 3 Interests other than the Class LT3-R Interest.

         REMIC 4: As described in the Preliminary Statement.

         REMIC 4 Interest: Each class of interest in REMIC 4 as described in the Preliminary Statement.

         REMIC 4 Regular Interest: Each of the REMIC 4 Interests other than the Class LT4-R Interest.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Replacement Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form attached to the Trust Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan; (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the balance of the related Mortgage Pool as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iv) have an Effective Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate;
(viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same or better FICO credit score; (x) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial adjustment date of the Deleted Mortgage Loan, (xi) comply with each representation and warranty set forth in Schedule B of this Agreement; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of the Trust Estate or would not otherwise be prohibited by this Indenture.

         Request for Release: A request for release, substantially in the form of Exhibit N attached hereto, properly completed and signed by a Servicing Officer (or, if delivered on behalf of the Seller or Depositor, an Authorized Officer thereof).

         Residual Certificate: The Class A-R Certificate.

         Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         Restricted Certificate: Any Class B-4, Class B-5 or Class B-6 Certificate.

         Restricted Global Security: As defined in Section 3.01(c).

         S&P: Standard & Poor's Rating Services, A Division of The McGraw-Hill Companies, Inc., or any successor in interest.

         SAIF: The Saving's Association Insurance Fund, or any successor thereto.

         Schedule of Exceptions: As defined in Section 2.02(a) of the Trust Agreement.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Seller: RWT Holdings, Inc., a Delaware corporation.

         Senior Certificate: Any one of the Class A-1, Class A-2, Class X-A-1, Class X-A-2, Class X-A-3, Class X-B or Class A-R Certificates.

         Senior Percentage: Except as provided in this definition, for each Mortgage Pool with respect to any Distribution Date before July 2013, 100%. The Senior Percentage for each Mortgage Pool for any Distribution Date occurring (i) before the Distribution Date in July 2013 but in or after July 2006 on which the Two Times Test is satisfied, or (ii) in or after July 2013, is the related Pro Rata Senior Percentage. If the Two Times Test is satisfied with respect to any Distribution Date prior to the Distribution Date in July 2006, the Senior Percentage for such Mortgage Pool is the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the Senior Termination Date, the Senior Percentage for such Mortgage Pool will equal zero. If on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such Class Principal Amounts to zero.

         Senior Prepayment Percentage: With respect to any Distribution Date, during the ten years beginning on the first Distribution Date, 100%. Except as provided herein, the related Senior Prepayment Percentage for each Mortgage Pool and any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date shall be as follows: (i) from July 2013 through June 2014, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date; (ii) from July 2014 through June 2015, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date; (iii) from July 2015 through June 2016, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date; (iv) from July 2016 through June 2017, the related Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and (v) from and after July 2017, the Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for a Mortgage Pool unless both Step Down Conditions are satisfied; and provided, further, that if on any such Distribution Date the Pro Rata Senior Percentage exceeds the initial Pro Rata Senior Percentage, the Senior Prepayment Percentage for a Mortgage Pool for that Distribution Date shall again equal 100%.

         Notwithstanding the above, if on any Distribution Date the Two Times Test is satisfied, the Senior Prepayment Percentage for a Mortgage Pool shall equal the related Senior Percentage for such Distribution Date. In addition, if on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Prepayment Percentage for a Mortgage Pool for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

         Senior Principal Distribution Amount: With respect to any Mortgage Pool and Distribution Date, the sum of:

                  (1) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Distribution Amount" for that Distribution Date;

                  (2) with respect to each Mortgage Loan in the related Mortgage Pool which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

                           (x) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan and

                           (y) the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

                  (3) the related Senior Prepayment Percentage of the amounts described in clause (g) of the definition of "Principal Distribution Amount";

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan in the related Mortgage Pool that is not a Liquidated Mortgage Loan, such Senior Principal Distribution Amount shall be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss.

         Senior Termination Date: For each Certificate Group, the Distribution Date when the aggregate of the Class Certificate Principal Balances of that Group has been reduced to zero.

         Servicer: Cendant and its successors and assigns.

         Servicer Advance: A "Servicing Advance" as defined in the Servicing Agreement.

         Servicing Agreement: Collectively, the Mortgage Loan Servicing Agreement and the Additional Collateral Servicing Agreement.

         Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period.

         Servicing Fee Rate: With respect to each Mortgage Loan and any Distribution Date, 0.25% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date and attached hereto as Exhibit M, as such list may from time to time be amended.

         Servicing Transfer Costs: As defined in Section 6.14(b).

         Six-Month LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for six-month U.S. dollar deposits.

         Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, as reported by the Servicer to the Trustee, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property to the extent of the amount of such loss covered thereby, or
(ii) any loss caused by or resulting from:

         (a)      normal wear and tear;

         (b) fraud, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

         (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

         (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  2.       by military, naval or air forces; or

                  3. by an agent of any such government, power, authority or forces;

         (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war;

         (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade; or

         (h)      acts of terrorism.

         Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $10,900,000. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1.00% of the Aggregate Stated Principal Balance, (ii) twice the Stated

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Principal Balance of the largest Mortgage Loan and (iii) the aggregate of the
Stated Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Stated Principal Balance of any such ZIP code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction shall not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates. All Stated Principal Balances for the purpose of the definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether paid or not.

         Special Hazard Loss Coverage Termination Date: The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

         Step Down Conditions: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Stated Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to each Distribution Date from July 2013 through June 2014, 30% of the Original Subordinate Principal Amount, (b) with respect to each Distribution Date from July 2014 through June 2015, 35% of the Original Subordinate Principal Amount, (c) with respect to each Distribution Date from July 2015 through June 2016, 40% of the Original Subordinate Principal Amount, (d) with respect to each Distribution Date from July 2016 through June 2017, 45% of the Original Subordinate Principal Amount and (e) with respect to each Distribution Date from and after July 2017, 50% of the Original Subordinate Principal Amount.

         Subordinate Certificate: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

         Subordinate Certificate Writedown Amount: The amount described in
Section 5.03(b)(iii).

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         Subordinate Class Percentage: As to any Distribution Date and any Class
of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate Class Principal Amount of all Classes of Subordinate Certificates on such date.

         Subordinate Net WAC: For any Distribution Date, the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC, in each case weighted on the basis of the relative Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, immediately prior to such Distribution Date.

         Subordinate Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool for such Distribution Date.

         Subordinate Prepayment Percentage: With respect to any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Pool for that Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, an amount equal to the sum of:

                           (1) the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Distribution Amount" for that Distribution Date;

                           (2) with respect to each Mortgage Loan in the related Mortgage Pool that became a Liquidated Mortgage Loan during the related Prepayment Period the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of "Senior Principal Distribution Amount" for that Distribution Date, up to the Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

                           (3)      the related Subordinate Prepayment
                  Percentage of all amounts described in clause (g) of the definition of "Principal Distribution Amount" for that Mortgage Pool and that Distribution Date;

                           minus the sum of:

                           any Principal Transfer Amount paid from the Available
                  Distribution Amount of the Related Certificate Group to an Undercollateralized Group; and

                           the amount of principal distributions made to the
                  Senior Certificates pursuant to Section 5.02(h);

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan Payment, such related Subordinate

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Principal Distribution Amount shall be reduced on such Distribution Date by the related Subordinate Percentage of the principal portion of such Bankruptcy Loss.

         Substitution Amount: As defined in the second paragraph of Section 2.04(b).

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions which shall initially be the Holder of the Class A-R Certificate.

         Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         Terminator:  As defined in Section 7.01(b) hereof.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Accounts established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Servicing Agreement, the Master Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and(vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing.

         Trustee: Wells Fargo Bank Minnesota, National Association and any Person succeeding the Trustee hereunder, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee.

         Two Times Test: As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Stated Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Principal Amount of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50%; and (iii) cumulative

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Realized Losses with respect to the Mortgage Loans do not exceed 20% of the
Original Subordinate Principal Amount.

         UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

         Undercollateralized Group: With respect to any Distribution Date, and any Certificate Group, the aggregate Class Principal Amount of such Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool immediately prior to such Distribution Date.

         Underwriters: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. and Greenwich Capital Markets Inc.

         Underwriter's Exemption: Prohibited Transaction Exemption ("PTE") 90-29 (Exemption Application No. D-8019, 55 Fed. Reg. 21459 (1990)) as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an Underwriter.

         Underwriting Agreement: The underwriting agreement, dated February 28, 2003 and the terms agreement, dated June 20, 2003, each between the Depositor and the Underwriters, referred to collectively.

         Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

         Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate determined without regard to clause (ii) of the definition therefor to the extent not paid on prior Distribution Dates.

         Upper Tier REMIC: As described in the Preliminary Statement.

         Upper Tier REMIC Class A-1 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class A-1 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls and with an interest rate cap equal to the Pool 1 Adjusted Net WAC.

         Upper Tier REMIC Class A-2 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class A-2 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls and with an interest rate cap equal to the Pool 2 Adjusted Net WAC.

         Upper Tier REMIC Class B-1 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-1 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

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

         Upper Tier REMIC Class B-2 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-2 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

         Upper Tier REMIC Class B-3 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-3 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

         Upper Tier REMIC Regular Interest: Each of the REMIC Components, the Upper Tier REMIC Class A-1 Interest, the Upper Tier REMIC Class A-2 Interest, the Upper-Tier REMIC Class B-1 Interest, the Upper-Tier Class B-2 Interest, the Upper Tier REMIC Class B-3 Interest, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. Voting Interests shall be allocated among such Certificates (other than the Class A-R Certificates) based on the product of (i) 98.00% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator of which is the Aggregate Stated Principal Balance outstanding, and the remainder of such percentage of Voting Interests shall be allocated to the Class A-R Certificates. At all times during the term of this Agreement, 2.00% of all Voting Interests shall be allocated among the Class X-A-1, Class X-A-2, Class X-A-3 and Class X-B Certificates, while they remain outstanding, in proportion to their relative Class Notional Amounts. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Principal Amounts or Percentage Interests.

         Section 1.02      Calculations Respecting Mortgage Loans.

         Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as provided by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

         Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

         (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby establish the Trust Fund and transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without

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limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Servicing Agreement, the Master Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and(vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund. Notwithstanding anything to the contrary in this Agreement, the Trust Fund shall not obtain title to or beneficial ownership of any Additional Collateral as a result of or in lieu of the disposition thereof or otherwise.

         The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Originator, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, the documents or instruments described in
Section 2 of the Custody Agreement with respect to each Mortgage Loan; provided that in Section 2a thereof, a lost note affidavit (including a copy of the original Mortgage Note) may be delivered in lieu of the original Mortgage Note (each a "Trustee Mortgage File") (the Custody Agreement to be deemed modified by the foregoing) so transferred and assigned.

         (b) The Depositor shall cause the Mortgage Notes with respect to each Mortgage Loan to be completed either (A) in blank, without recourse, or (B) endorsed to "Wells Fargo Bank Minnesota, National Association, as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C, Mortgage Pass-Through Certificates, without recourse" and the Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Mortgage Loan to be completed either (A) in blank or (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C, Mortgage Pass-Through Certificates," within 30 days of the Closing Date

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

for purpose of their recording; provided, however, that such Assignments of Mortgage need not be recorded unless required in writing by the Rating Agencies.

         (c) In instances where a title insurance policy is required to be delivered to the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 270 days of the Closing Date.

         (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above Trustee Mortgage File, shall deliver to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02 Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

         (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof as provided herein. Upon receipt by the Trustee of each Trustee Mortgage File, the Trustee shall review each Trustee Mortgage File in accordance with the review procedures set forth in Section 2 of Amendment No. 1 to the Custody Agreement.

         In making such verifications, the Trustee may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Trustee Mortgage File, and the Trustee shall have no obligation to independently verify the validity, enforceability, recordability, sufficiency, due authorization or genuineness of any document in any Trustee Mortgage File or any Mortgage Loan hereunder, nor the collectibility, insurability, effectiveness or suitability of any Mortgage Loan hereunder. The Trustee shall prepare an initial certification to be delivered to the Depositor, the Seller and the Servicer on the Closing Date in the form annexed hereto as Exhibit K (the "Initial Certification") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Initial Certification (the "Schedule of Exceptions") as not covered by such Initial Certification) listed on the Mortgage Loan Schedule. If the Trustee determines from such verification that any discrepancy or deficiency exists with respect to a Trustee Mortgage File, the Trustee shall note such omission, discrepancy or deficiency on the Schedule of Exceptions attached to the Initial Certification, and shall deliver a copy (which shall be electronic, if requested) of the Schedule of Exceptions to the Depositor on the Closing Date. During the life of the Mortgage Loans (while subject to this Agreement), in the event the Trustee discovers any defect with respect to any Trustee Mortgage File, the Trustee shall give written specification of such defect to the Depositor. Except as specifically provided above, the Trustee shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

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         (b)      If in the course of the review described in paragraph (a) of this Section 2.02 the Trustee discovers any document or documents constituting a part of a Trustee Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, upon discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates to the Depositor, the Seller and the Servicer. Within 90 days of its receipt of such notice (but in no case prior to the 270th day following the Closing Date), the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Servicer notifies the Depositor and the Trustee in writing that (i) a loss has occurred and (ii) such loss relates to a Mortgage Loan for which the Trustee previously identified a Material Defect or for which the Servicer has identified a Material Defect and the Depositor has not cured such Material Defect, then the Depositor shall repurchase such Mortgage Loan at the Purchase Price therefore in the event that such loss would, if such Mortgage Loan is not repurchased by the Depositor, constitute a Realized Loss and such loss is attributable to the failure of the Depositor to have cured such Material Defect. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02(b), substitute for such Mortgage Loan a Replacement Mortgage Loan subject to the provisions of Section 2.04.

         (c) Within 270 days following the Closing Date, the Trustee shall deliver to the Depositor, the Seller and the Servicer, a final certification substantially in the form attached as Exhibit L (the "Final Certification") evidencing the completeness of the Trustee Mortgage Files in its possession or control, with any exceptions noted on the Scheduled of Exceptions attached to the Final Certification.

         (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Servicing Agreement and the Master Mortgage Loan Purchase Agreement.

         Section 2.03      Representations and Warranties of the Depositor.

         The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders as of the Closing Date or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

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

                  (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

                  (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right

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

         and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                  (vii) This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the "UCC"), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

                  (viii) The Mortgage Loans constitute "instruments" within the meaning of the applicable UCC;

                  (ix) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

                  (x) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

                  (xi) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

                  (xii) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period;

                  (xiii) No Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

                  (xiv) No Mortgage is the subject of pending or final foreclosure proceedings; and

                  (xv) As of the Closing Date, the Depositor would not initiate foreclosure proceedings with respect to any Mortgage Loan based on such Mortgage Loan's delinquency status prior to the next scheduled payment date for such Mortgage Loan.

         The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

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         Section 2.04      Discovery of Breach; Repurchase or Substitution of
                           Mortgage Loans.

         (a) Pursuant to Sections 5(a) and 5(b) of the Master Mortgage Loan Purchase Agreement, the Originator has made certain representations and warranties as to the characteristics of the Mortgage Loans (such representations and warranties are set out in full in Schedule B of this Agreement) as of the Closing Date and the conveyance thereof from the Originator to the Seller and then to the Depositor, for the benefit of the Trustee and the Certificateholders, and the Originator has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

         It is understood and agreed that (i) the representations and warranties of the Depositor set forth in Section 2.03 and (ii) the representations and warranties of the Originator set forth in Sections 5(a) and 5(b) of the Master Mortgage Loan Purchase Agreement shall survive delivery of the Trustee Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery (i) by the Depositor, the Seller, the Originator or the Trustee of a breach of any representation or warranty made by Depositor under Section 2.03 which materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholder (a "Defective Mortgage Loan") or (ii) by the Depositor, the Originator or the Seller of the breach by the Originator of any representation or warranty under the Master Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which breach results in the Mortgage Loan being a "Defective Mortgage Loan" (each of such parties hereby agreeing to give written notice of such breach to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure such breach in all material respects during such period, the Trustee shall (i) in the case of an uncured breach under Section 2.03, cause the Depositor to repurchase such Defective Mortgage Loan at the Purchase Price and (ii) in the case of an uncured breach by the Originator under the Master Mortgage Loan Purchase Agreement, cause the Depositor to enforce the Originator's obligation under the Master Mortgage Loan Purchase Agreement and cause the Originator to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, in each case on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.04(b) below); provided, however, that, in connection with any such breach under clause
(ii) above that could not reasonably have been cured within such 90-day period, if the Originator shall have commenced to cure such breach within such 90-day period, the Originator shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Defective Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee, or its designee, upon receipt of such deposit and two copies of a Request for Release with respect to such Defective Mortgage Loan, shall release to the Originator, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Defective Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Defective Mortgage Loan as provided above, the Originator may cause such Defective Mortgage

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Loan to be removed from the Trust Fund (in which case it shall become a Deleted
Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(b) below. It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such breach available to the Trustee on behalf of the Certificateholders. With respect to the representations and warranties described in Schedule B which are made to the best of the Originator's knowledge, if it is discovered by any of the Depositor, the Originator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the relate Mortgage Loan, then notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         (b) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.04(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Replacement Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Documents as specified in this Agreement under Section 2.02(a) and deliver to the Depositor, with respect to such Replacement Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Replacement Mortgage Loans, with any exceptions noted thereon. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Originator. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Master Mortgage Loan Purchase Agreement, including all representations and warranties thereof included in the Master Mortgage Loan Purchase Agreement, in each case as of the date of substitution.

         For any month in which the Originator substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee, based upon information provided by the Servicer, shall determine the excess (each, a "Substitution Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Originator shall deliver or cause to be delivered to the

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Servicer for deposit in the Custodial Account an amount equal to the related
Substitution Amount, if any, and the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and two copies of a Request for Release with respect to the Deleted Mortgage Loan or Loans, shall release to the Originator the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Originator shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (c) Upon discovery by the Originator, the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or Depositor, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.04(b), substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.04(a) above, if made by the Originator. The Trustee shall re-convey to the Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         (d) The Originator indemnifies and holds the Trust Fund, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Master Mortgage Loan Purchase Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         Section 2.05      Grant Clause.

         (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the

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rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and
(3) this Agreement shall constitute a security agreement under applicable law.
If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

         (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans and the other property described above, including without limitation (x) continuation statements, and
(y) such other statements as may be occasioned by (1) any change of name of Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans and the other property described above. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

         Section 2.06 Representation and Warranty of the Seller. The Seller hereby represents and warrants to the Trustee, for the benefit of the Certificateholders as of the Closing Date that:

                  (i) it purchased the Mortgage Loans from the Originator pursuant to the Master Mortgage Loan Purchase Agreement and it is the owner, as of the Closing Date, of all right, title and interest in and to the Mortgage Loans; and

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                  (ii)     on the Closing Date, it has sold the Mortgage Loans
         and has assigned its rights under the Master Mortgage Loan Purchase Agreement to Sequoia Residential Funding Inc.

                                   ARTICLE III

                                THE CERTIFICATES

         Section 3.01      The Certificates.

         (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or Notional Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. Each Class of Non-Book-Entry Certificates other than the Residual Certificates shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates shall be issued as single Certificates and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of each such Class. The Class X-A-1, Class X-A-2, Class X-A-3, and Class X-B Certificates shall each be issued as single Certificates in a denomination equal to 100% of the Percentage Interest of each such Class.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee or an Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or of an Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         (c) The Class B-4, Class B-5, Class B-6, Class X-A-1 and Class X-A-2 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

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         Section 3.02      Registration.

         The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03      Transfer and Exchange of Certificates.

         (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the

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transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit G hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit H hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Certificate Registrar has received (A) a certificate substantially in the form of Exhibit I hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA, Section 4975 of the Code, or any provisions of applicable federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. The preparation and delivery of the certificates and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor.

         Notwithstanding the foregoing, no Opinion of Counsel or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. Notwithstanding anything to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law without the delivery to the Certificate Registrar of a certificate substantially in the form of Exhibit I hereto or an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect. The Trustee, the Certificate Registrar and the Depositor shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this

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Section 3.03(d) or for the Paying Agent making any payments due on such
Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The last preceding Holder of such Certificate that is not a plan or a Person acting on behalf of a plan shall be entitled to recover from any purported Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time; provided that none of the Depositor, the Certificate Registrar or the Trustee shall be responsible for such recovery if they otherwise made a good faith effort to comply with this Section 3.03(d).

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate or beneficial interest therein may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or
(ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or a beneficial interest therein, the proposed transferee shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified

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Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), such transfer shall be absolutely null and void and shall vest no rights in the purported transferee and the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         Section 3.04      Cancellation of Certificates.

         Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05      Replacement of Certificates.

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         If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

         Section 3.06      Persons Deemed Owners.

         Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07      Temporary Certificates.

         (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon

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surrender of the temporary Certificates at the office or agency of the
Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount (or Notional Amount) of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08      Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09      Book-Entry Certificates.

         (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09 shall be in full force and effect;

                  (ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

                  (iii)    to the extent that the provisions of this Section
         3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those

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         established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the Depositor, at its option, advises the Paying Agent in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

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                                   ARTICLE IV

                        ADMINISTRATION OF THE TRUST FUND

         Section 4.01      Custodial Accounts; Distribution Account.

         (a) On or prior to the Closing Date, the Servicer shall establish and maintain one or more Custodial Accounts, as provided in the Servicing Agreement, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the Servicing Agreement, shall be deposited. Prior to 1:00 p.m. New York City time on each Distribution Account Deposit Date, the Servicer shall remit to the Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the Servicing Agreement.

         (b) The Trustee, shall establish and maintain an Eligible Account entitled "Distribution Account of Wells Fargo Bank Minnesota, National Association, as Trustee, for the benefit of Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Holders of Mortgage Pass-Through Certificates." The Trustee shall, promptly upon receipt from the Servicer on each Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

                  (i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicer from the Custodial Accounts in accordance with the Servicing Agreement, including the amount of any Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by the Servicer; and

                  (ii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

         (c) In the event Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer, as applicable, by delivery of an Officer's Certificate of the Servicer to the Trustee which describes the amount deposited in error.

         (d) On each Distribution Date and Redemption Date, the Trustee shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in
Section 5.02. The Trustee may from time to time withdraw from the Distribution Account and pay itself or the Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

         (e) Funds in the Distribution Account may be invested in Permitted Investments selected by the Trustee, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Trustee or is managed or advised by the Trustee or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the

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name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized.

         Section 4.02      Reports to Trustee and Certificateholders.

         On each Distribution Date, the Trustee shall have prepared and shall make available to each Certificateholder and other interested parties a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer).

         (a) the amount of the distributions, separately identified, with respect to each Class of Certificates;

         (b) the amount of the distributions set forth in the clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

         (c) the amount of the distributions set forth in the clause (a) allocable to interest and how it was calculated;

         (d) the amount of any unpaid Interest Shortfall, Basis Risk Shortfall or Unpaid Basis Risk Shortfall (if applicable) and the related accrued interest thereon, with respect to each Class of Certificates;

         (e) the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

         (f) the Aggregated Stated Principal Balance of the Mortgage Loans in each Mortgage Pool and the applicable Net WAC of the Mortgage Loans at the end of the related Prepayment Period;

         (g) the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool whose Mortgage Rates adjust on the basis of the One-Month LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

         (h) the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

         (i) the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool the following Distribution Date;

         (j) in the aggregate and with respect to each Mortgage Pool, the amount of Servicing Fee paid to or retained by the Servicer;

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         (k)      in the aggregate and with respect to each Mortgage Pool, the amount of Advances for the related Due Period;

         (l) in the aggregate and with respect to each Mortgage Pool, the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

         (m) in the aggregate and with respect to each Mortgage Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period;

         (n) in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

         (o) in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

         (p) in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

         (q) the aggregate amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred during the preceding calendar month;

         (r) the cumulative amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred since the Closing Date;

         (s) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

         (t) the Realized Losses and Excess Losses, if any, allocated to each Class of Certificates on that Distribution Date;

         (u) the Certificate Interest Rate for each Class of Certificates for that Distribution Date;

         (v) the amount of any Principal Transfer Amounts or Interest Transfer Amounts paid to an Undercollateralized Group or Principal Transfer Amounts between Groups in the event of Rapid Prepayment Conditions; and

         (w) for each Class of Certificates, the amounts accrued and paid in respect of each deemed interest rate cap agreement under which such Class of Certificates is deemed entitled to receive or deemed obligated to make payments as provided for in Section 10.01 hereof.

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         The Trustee shall make such reports available each month via its website at http://www.ctslink.com. Assistance in using the website may be obtained by calling the Trustee's customer service desk at (301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Trustee and indicating such. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Trustee by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         Upon receipt by the Trustee of the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee, shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholders for the Trustee's actual expenses incurred in providing such reports and access.

         The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause the Servicer to provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

                                    ARTICLE V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01      Distributions Generally.

         (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000, or in the case of a Class of Interest-Only Certificates or Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the

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final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

         (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

         Section 5.02      Distributions from the Certificate Account.

         (a) Subject to Sections 5.02(h) and 5.02(i), on each Distribution Date, the Available Distribution Amount for the related Mortgage Pool (in the case of the Senior Certificates other than the Class X Certificates) and the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates and the Class X Certificates) shall be withdrawn by the Trustee from the Distribution Account and allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

                  (i) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls with respect to each class of Senior Certificates (other than the Class X Certificates) and the Components, with, subject to the proviso set forth below, (x) all amounts payable in respect of Component XB1, Component XB2 and Component XB3 being payable to the Class X-B Certificates and (y) all amounts payable in respect of the Pool 1 Component and the Pool 2 Component being payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in accordance with their respective interests in the Pool 1 NAS IO Subcomponent, the Pool 1 Companion IO Subcomponent, the Pool 2 NAS IO Subcomponent and the Pool 2 Companion IO Subcomponent; provided, however, that on each Distribution Date, amounts that would otherwise be payable to the Class X-A-1, Class X-A-2, Class X-A-3 or Class X-B Certificates under this clause (a)(i) will (i) in the case of amounts otherwise payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in respect of the Pool 1 Component, be paid to the Class A-1 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-1 Certificates as of such Distribution Date, (ii) in the case of amounts otherwise payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in respect of the Pool 2 Component, be paid to the Class A-2 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-2 Certificates as of such Distribution Date and (iii) in the case of amounts otherwise

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         payable to the Class X-B Certificates, be paid to the Class B-1, Class
         B-2 and Class B-3 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class B-1, Class B-2 and Class B-3 Certificates, respectively, as of such Distribution Date;

                  (ii) Concurrently, to the Senior Certificates from the Available Distribution Amount remaining in the related Mortgage Pool after application of amounts pursuant to clause (i) above, as follows:

                           (a) sequentially to the Class A-R and Class A-1 Certificates, in that order, the Senior Principal Distribution Amount for Pool 1, until their respective Class Principal Amounts have been reduced to zero; and

                           (b) to the Class A-2 Certificates, the Senior Principal Distribution Amount for Pool 2, until its Class Principal Amounts has been reduced to zero:

                  (iii) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after the application of amounts pursuant to clauses (i) and (ii) above, to the Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, the Interest Distribution Amount and any Interest Shortfalls, in each case, for such Class on such date;

                  (iv) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after application of amounts pursuant to clauses (i) through (iii) above, to the Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (v) From the remaining Available Distribution Amount from the Mortgage Pools in the aggregate remaining after application of amounts pursuant to clauses (i) through (iv) in the following order of priority:

                  (A) to the Class B-4 Certificates, the payment of its Interest Distribution Amount and any outstanding Interest Shortfalls;

                  (B) to the Class B-4 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (C) to the Class B-5 Certificates, the payment of its Interest Distribution Amount and any outstanding Interest Shortfalls;

                  (D) to the Class B-5 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

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                  (E)      to the Class B-6 Certificates, the payment of its
         Interest Distribution Amount and any outstanding Interest Shortfalls;
         and

                  (F) to the Class B-6 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (vi) To the Class A-R Certificate, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate allocated as provided in Section 5.02(d).

Amounts paid to the Class A-1 Certificates on any Distribution Date pursuant to the proviso in clause (a)(i) above shall reduce amounts otherwise payable on such Distribution Date in respect of the Pool 1 Companion IO Subcomponent before reducing any amounts otherwise payable to the Pool 1 NAS IO Subcomponent. Amounts paid to the Class A-2 Certificates on any Distribution Date pursuant to the proviso in clause (a)(i) above shall reduce amounts otherwise payable on such Distribution Date in respect of the Pool 2 Companion IO Subcomponent before reducing any amounts otherwise payable to the Pool 2 NAS IO Subcomponent. Amounts that would have been distributed in respect of the Class X-B Certificates, the Pool 1 Component or the Pool 2 Component but for the proviso set forth in clause (a)(i) above shall be treated as having been distributed to the Class X-B Certificates, the Pool 1 Component or the Pool 2 Component, as the case may be, for purposes of determining subsequent Interest Shortfalls with respect to the Class X-B Certificates, the Pool 1 Component and the Pool 2 Component.

         (b) On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for each Mortgage Pool shall be distributed to the remaining Classes of Certificates of a Certificate Group and in respect of the Pool 1 Component or the Pool 2 Component, as the case may be, on a pro rata basis, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; with, subject to the proviso set forth below, all amounts payable in respect of the Pool 1 Component and the Pool 2 Component being payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in accordance with their respective interests in the Pool 1 NAS IO Subcomponent, the Pool 1 Companion IO Subcomponent, the Pool 2 NAS IO Subcomponent and the Pool 2 Companion IO Subcomponent; provided, however, that on each such Distribution Date, amounts that would otherwise be payable to the Class X-A-1, Class X-A-2, Class X-A-3 under this clause (b) will (i) in the case of amounts otherwise payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in respect of the Pool 1 Component, be paid to the Class A-1 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-1 Certificates as of such Distribution Date and (ii) in the case of amounts otherwise payable to the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates in respect of the Pool 2 Component, be paid to the Class A-2 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-2 Certificates as of such Distribution Dates; second, to pay the Senior Principal Distribution Amount for such Mortgage Pool; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pool.

Amounts paid to the Class A-1 Certificates on any Distribution Date pursuant to the proviso in this clause (b) shall reduce amounts otherwise payable on such Distribution Date in respect of

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the Pool 1 Companion IO Subcomponent before reducing any amounts otherwise payable to the Pool 1 NAS IO Subcomponent. Amounts paid to the Class A-2 Certificates on any Distribution Date pursuant to the provisio in this clause
(b) shall reduce amounts otherwise payable on such Distribution Date in respect of the Pool 2 Companion IO Subcomponent before reducing any amounts otherwise payable to the Pool 2 NAS IO Subcomponent. Amounts that would have been distributed in respect of the Pool 1 Component or the Pool 2 Component but for the proviso set forth in this Section 5.02(b) shall be treated as having been distributed to the Pool 1 Component or the Pool 2 Component, as the case may be, for purposes of determining subsequent Interest Shortfalls with respect to the Pool 1 Component and the Pool 2 Component.

         (c)      Notwithstanding the priority and allocation set forth in
Section 5.02(a)(iv) and Section 5.02(a)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 5.02(a)(iv) and Section 5.02(a)(v) above.

         (d) Amounts distributed to the Residual Certificates pursuant to subparagraph (a)(vi) of this Section 5.02 on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

         (e) For purposes of distributions provided in paragraph (a) of this Section 5.02, each Mortgage Pool shall "relate" to the Senior Class or Classes of the applicable Related Certificate Group.

         (f) For purposes of distributions of interest in paragraph (a) of this Section 5.02 such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

         (g) Notwithstanding the priority of distributions set forth in paragraph (a) of this Section 5.02, if on any Distribution Date prior to the Credit Support Depletion (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the Certificate Principal Amount of the Senior Certificates relating to one of the Mortgage Pools has been reduced to zero, then that portion of the Available Distribution Amount for such Mortgage Pool described in Section 5.02(a)(ii) that represents principal collections on the Mortgage Loans shall be applied as an additional distribution to the remaining Classes of Senior Certificates in reduction of, and in proportion to, the Class Principal Amounts thereof; provided, however, that any such amounts distributable to the Class A-R and Class A-1 Certificates shall be distributed sequentially thereto in such order.

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         (h)      If, on any Distribution Date, any Certificate Group would
constitute an Undercollateralized Group and the other Certificate Group constitutes an Overcollateralized Group, then notwithstanding Section 5.02(a)(ii), the Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group, shall be distributed up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to such Senior Certificates as principal, in the same order and priority as such Certificates would receive other distributions of principal.

         Section 5.03      Allocation of Losses.

         (a) On or prior to each Distribution Date, the Trustee shall aggregate the information provided by each Servicer with respect to the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans for the related Distribution Date.

         (b) On each Distribution Date, the principal portion of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to such Distribution Date shall be allocated as follows:

                  (i) Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses (other than Excess Losses) shall be allocated in the following order:

                           first, to the Classes of Subordinate Certificates in
                  reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

                           second, to each Class of Senior Certificates relating
                  to the Mortgage Pool which sustained such loss (allocated, in the case of Pool among the related Senior Classes on a pro rata basis), in each case, until the Class Principal Amount of each Class of Senior Certificates is reduced to zero;

                  (ii) the principal portion of any Excess Losses in respect of a Mortgage Pool shall be allocated proportionately on a pro rata basis to (A) the Classes of Senior Certificates of the related Mortgage Pool on the basis of their Class Certificate Principal Amounts; and (B) to the Classes of Subordinate Certificates on the basis of their Apportioned Principal Balances.

                  (iii) The Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses and Excess Losses on such Distribution Date) exceeds the Aggregate Stated Principal Balance for the following Distribution Date.

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                  (iv)     Any allocation of a loss pursuant to this section to
         a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

         (c) Notwithstanding the other provisions of Section 5.03, the first $.98 of Realized Losses shall not be allocated to any Class of Certificates.

         Section 5.04      Advances.

         If the Servicer fails to remit any Advance required to be made under the Servicing Agreement, the Trustee solely in its capacity as successor Servicer shall itself make, or shall cause the successor Servicer to make, such Advance. If the Trustee solely in its capacity as successor Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Trustee and the Servicer shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Trustee (or successor servicer) determines in its reasonable judgment that an Advance is non-recoverable, the Trustee (or successor servicer) shall be under no obligation to make such Advance.

         Section 5.05      [RESERVED].

         Section 5.06      [RESERVED].

                                   ARTICLE VI

                    CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

         Section 6.01      Duties of Trustee.

         (a) The Trustee, except during the continuance of an Event of Default undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement or the Servicing Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this

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Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement;

                  (iv) The Trustee shall not be responsible for any act or omission of the Servicer, the Depositor, the Originator or the Seller.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge,

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and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

         (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

         (g) The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts.

         (j) Notwithstanding anything in this Agreement to the contrary, Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 6.02      Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 6.01:

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                  (i)      The Trustee may request, and may rely and shall be
         protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

                  (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on it by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

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                  (vii)    The right of the Trustee to perform any discretionary
         act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03      Trustee Not Liable for Certificates.

         The Trustee make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04      Trustee May Own Certificates.

         The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

         Section 6.05      Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the

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Trustee shall cease to be eligible in accordance with provisions of this
Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06      Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Servicer.

         (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee; the Depositor shall thereupon appoint a successor trustee in accordance with this Section.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, as provided in Section 6.07.

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         Section 6.07      Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the Depositor.

         Section 6.08      Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09      Appointment of Co-Trustee, Separate Trustee or
                           Custodian.

         (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee

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is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section
5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Servicer.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by

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law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10      Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. If such an agent is so appointed by the Trustee, wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless

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eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

         Section 6.11      Indemnification of Trustee.

         The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund (provided that the Trust Fund's indemnification under this Section 6.11 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements (and, in connection with any custody agreement the Trustee may enter pursuant to this Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel), incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                  (iii)    notwithstanding anything to the contrary in this
         Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

                  (iv) the Trust's Fund's indemnification obligations hereunder shall be limited to losses, liability, costs or expenses, payments in respect of which by the Trust Fund would constitute "unanticipated expenses" within the meaning of Treasury Regulations
         Section 1.860G-1(b)(3)(ii)).

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12      Fees and Expenses of the Trustee.

         As compensation for its services hereunder, the Trustee shall be entitled to retain any and all investment earnings on amounts on deposit in the Distribution Account pending the distribution of such funds to Certificateholders on each Distribution Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

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         Section 6.13      Collection of Monies.

         Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

         Section 6.14      Events of Default; Trustee To Act; Appointment of
                           Successor.

         (a) If an Event of Default described in the Servicing Agreement shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by the Servicing Agreement, the Trustee, by notice in writing to the Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Servicer under the Servicing Agreement in accordance with the terms of the Servicing Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Depositor and each Rating Agency of the nature and extent of such Event of Default.

         (b) Within 90 days of the time the Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a), the Trustee, unless another Servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under the Servicing Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer thereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Agreement or the Servicing Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to any representations and warranties of the Servicer set forth in the Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability provided to the Servicer in the Servicing Agreement. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under the Servicing Agreement.

         The Trustee shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event

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that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively (such costs, "Servicing Transfer Costs").

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the Servicing Agreement and reasonably satisfactory to the Depositor, as the successor to the Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under the Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer under the Servicing Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement and the Servicing Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by the Servicing Agreement, (iii) the failure of the Servicer to deliver the Mortgage Loan data to the Trustee as required by the Servicing Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         Section 6.15      Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement or the Servicing Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to

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any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16      Waiver of Defaults.

         More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17      Notification to Holders.

         Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default.

         Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or the Servicing Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement or the Servicing Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of
Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

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         Section 6.19      Preparation of Tax Returns and Other Reports.

         (a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee's possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee shall prepare and provide to such Persons as may be required by applicable law all information returns required with respect to payments made from the Basis Risk Reserve Fund.

         (b) The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Upper Tier REMIC, an application on IRS Form SS-4 or shall obtain a Taxpayer Identification Number for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Upper Tier REMIC using another reasonable method. If the application is filed on Form SS-4, the Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Depositor, upon request. The Trustee will file an IRS Form 8811.

         (c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 31, 2004, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2004, the Trustee shall file a Form 10-K executed by the Depositor, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor shall be responsible for preparing all filings and certificates required by the Sarbanes-Oxley Act of 2002. The Trustee agrees to promptly furnish to the Depositor, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

         Section 6.20      Annual Certificate by Trustee.

         (a) By March 15th of each year for which a Form 10-K is to be filed with a certification by the Depositor, an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by the senior officer in charge of the Trustee or any officer to whom that

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officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit P.

         (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 6.20 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one had and the Depositor on the other in connection with a breach of the Trustee's obligations under this
Section 6.20, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                                  ARTICLE VII

                         PURCHASE OF MORTGAGE LOANS AND
                          TERMINATION OF THE TRUST FUND

         Section 7.01 Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

         (a) The respective obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

         (b) On any Distribution Date occurring on or after the Initial Optional Purchase Date, the majority Holder of the most subordinate Class of Subordinate Certificates then outstanding (the "Terminator") has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. If the Terminator elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the assets of the Trust Fund (the "Purchase Date") deliver notices to the Trustee and either (a) deposit in the Distribution Account the Redemption Price or (b) state in such notice

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that the Redemption Price shall be deposited in the Distribution Account not later than 10:00 a.m., New York City time on the applicable Purchase Date. Upon exercise of such option, the property of the Trust Fund shall be sold to the Servicer at a price equal to the Redemption Price.

         (c) The Depositor, the Servicer and the Trustee shall be reimbursed from the Redemption Price for any Advances, Servicer Advances, accrual and unpaid Servicing Fees or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement or the Servicing Agreement.

         Section 7.02      Procedure Upon Redemption or Termination of Trust
                           Fund.

         (a) Notice of any redemption termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made or the Redemption Date of the Certificates, shall be given promptly by the Trustee by first class mail to Certificateholders mailed in the case of a redemption of the Certificate, no less than the first day of the month in which the Distribution Date selected for redemption of the Certificates occurs or upon (x) the sale of all of the property of the Trust Fund by the Trustee or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Redemption Date, Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section
5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Trustee and the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee, to the extent that such expenses, if paid or reimbursed by the Trust Fund, would constitute "unanticipated expenses"

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within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), in
connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03      Additional Trust Fund Termination Requirements.

         (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by the Depositor that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

                  (ii)     Any sale of the assets of the Trust Fund pursuant to
         Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

                  (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

                  (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trustee.

         Section 7.04      [RESERVED].

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                                  ARTICLE VIII

                          RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01      Limitation on Rights of Holders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02      Access to List of Holders.

         (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may

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reasonably require, of the names and addresses of the Certificateholders of each
Class as of the most recent Record Date.

         (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03      Acts of Holders of Certificates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other

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than the Trustee) shall be proved by the Certificate Register, and neither the
Trustee nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE IX

                                   [RESERVED]

                                    ARTICLE X

                              REMIC ADMINISTRATION

         Section 10.01     REMIC Administration.

         (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and Section 1.01.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

         (c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or
(ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by
Section 6.19 and this Section.

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         (d)      The Trustee shall prepare, sign and file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

         (f) The Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

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         (i)      No additional contributions of assets shall be made to any
REMIC, except as expressly provided in this Agreement.

         (j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) (i) The Trustee shall treat the Class A-1 Certificates as representing ownership, through a grantor trust, of the Upper Tier REMIC Class A-1 Interest. The Trustee shall treat the rights of the Holders of the Class A-1 Certificates to receive distributions attributable to accruals of interest at rates in excess of the Pool 1 Adjusted Net WAC, including all payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, as interests in interest rate cap contracts written by the Holders of each of the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates (as holders of interests in the Pool 1 NAS IO REMIC Component or the Pool 1 Companion IO REMIC Component) in favor of the Holders of the Class A-1 Certificates. Thus, each Class A-1 Certificate shall be treated as representing not only ownership of a regular interest in the Upper Tier REMIC, but also ownership, through a grantor trust, of an interest in (I) an interest rate cap contract written by the holders of the Class X-A-1 Certificates and the Class X-A-2 Certificates (as holders of interests in the Pool 1 NAS IO REMIC Component) and (II) an interest rate cap contract written by the holders of the Class X-A-1 Certificates and the Class X-A-3 Certificates (as holders of interests in the Pool 1 Companion IO REMIC Component). Amounts otherwise payable with respect to the Pool 1 Companion IO REMIC Component will be treated as used to make payments in respect of the interest rate cap contracts written in favor of the holders of the Class A-1 Certificates before amounts payable with respect to the Pool 1 NAS IO REMIC Component are so treated. (ii) The Trustee shall treat the Class A-2 Certificates as representing ownership, through a grantor trust, of the Upper Tier REMIC Class A-2 Interest. The Trustee shall treat the rights of the Holders of the Class A-2 Certificates to receive distributions attributable to accruals of interest at rates in excess of the Pool 2 Adjusted Net WAC, including all payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, as interests in interest rate cap contracts written by the Holders of each of the Class X-A-1, Class X-A-2 and Class X-A-3 Certificates (as holders of interests in the Pool 2 NAS IO REMIC Component or the Pool 2 Companion IO REMIC Component) in favor of the Holders of the Class A-2 Certificates. Thus, each Class A-2 Certificate shall be treated as representing not only ownership of a regular interest in the Upper Tier REMIC, but also ownership, through a grantor trust, of an interest in (I) an interest rate cap contract written by the holders of the Class X-A-1 Certificates and the Class X-A-2 Certificates (as holders of interests in the Pool 2 NAS IO REMIC Component) and (II) an interest rate cap contract written by the holders of the Class X-A-1 Certificates and the Class X-A-3 Certificates (as holders of interests in the Pool 2 Companion IO REMIC Component). Amounts otherwise payable with respect to the Pool 2 Companion IO REMIC Component will be treated as used to make payments in respect of the interest rate cap contracts written in favor of the holders of the Class A-2 Certificates before amounts payable with respect to the Pool 2 NAS IO REMIC Component are so treated. (iii) The Trustee shall treat the Class X-A-1 Certificates as representing, through separate grantor trusts, a 50% interest in each of the Pool 1 NAS IO REMIC Component, the Pool 1 Companion IO REMIC Component, the Pool 2 NAS IO REMIC Component and the Pool 2 Companion IO REMIC Component. The Trustee shall treat the Class X-A-2 Certificates as representing a 50% interest in the Pool 1 NAS IO REMIC Component and in the Pool 2 NAS IO REMIC Component. The Trustee shall treat the Class X-A-3 Certificates as representing a 50% interest

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in the Pool 1 Companion IO REMIC Component and the Pool 2 Companion IO
Component. The Trustee will treat all amounts distributed in respect of the Pool 1 NAS IO Subcomponent that either (x) reverse the effect of the provisos of
Section 5.02(a)(i) or 5.02(b) on the amount of prior distributions in respect of the Pool 1 NAS IO Subcomponent or (y) would have been payable in respect of the Pool 1 Companion IO Subcomponent but for the Certificate Interest Rate on the Class A-1 Certificates exceeding or having exceeded the Pool 1 Adjusted Net WAC for the current or a prior Distribution Date as amounts paid under an interest rate cap agreement written by the holders of Certificates representing an interest in the Pool 1 Companion IO Subcomponent in favor of the holders of Certificates representing interests in the Pool 1 NAS IO Subcomponent. The Trustee will treat all amounts distributed in respect of the Pool 2 NAS IO Subcomponent that either (x) reverse the effect of the provisos of Section 5.02(a)(i) or 5.02(b) on the amount of prior distributions in respect of the Pool 2 NAS IO Subcomponent or (y) would have been payable in respect of the Pool 2 Companion IO Subcomponent but for the Certificate Interest rate on the Class A-2 Certificates exceeding or having exceeded the Pool 2 Adjusted Net WAC on the current or a prior Distribution Date as amounts paid under an interest rate cap agreement written by the holders of Certificates representing an interest in the Pool 2 Companion IO Subcomponent in favor of the holders of Certificates representing interests in the Pool 2 NAS IO Subcomponent. (iv) The Trustee shall treat each of the Class B-1, B-2 and Class B-3 Certificates as representing ownership, through grantor trusts, of the Upper Tier REMIC Class B-1 Interest, Upper Tier REMIC Class B-2 Interest and Upper Tier REMIC Class B-3 Interest, respectively. The Trustee shall treat the rights of the Holders of the Class B-1, Class B-2 and Class B-3 Certificates to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as interests in cap contracts written by the Holders of the Class X-B Certificate in favor of the Holders of the Class B-1, Class B-2 and Class B-3 Certificates. (v) For purposes of determining the issue prices of the REMIC regular interests or portions thereof represented by the Certificates, the interest rate cap contracts described in this Section 10.01(k) shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority. (vi) Each Holder or beneficial owner of a Class A-1, Class A-2, Class X-A-1, Class X-A-2, Class X-A-3, Class X-B, Class B-1, Class B-2 or Class B-3 Certificate agrees, by its acceptance of such Certificate or a beneficial interest therein, to treat, for tax purposes, such Certificate in a manner consistent with the treatment described in this Section 10.01(k). (vii) For federal income tax purposes, the Trustee shall treat distributions from the Trust Fund as occurring as required by the terms of the Upper-Tier REMIC Interests, with any difference between such and actual distributions being treated as resulting from payments in respect of the interest rate cap agreements described in this Section 10.01(k).

         (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Trustee to act as its agent in such roles.

         (m) Neither the Trustee nor the Depositor, as assignees under the Servicing Agreement, shall provide any consent pursuant to the Servicing Agreement or knowingly take any action under such Servicing Agreement that would conflict with or violate the provisions of this Article X.

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         Section 10.02     Prohibited Transactions and Activities.

         Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

         In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee has relied. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, the Master Mortgage Loan Purchase Agreement or the Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee of its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

         Section 10.04     REO Property.

         (a) Notwithstanding any other provision of this Agreement, the Trustee, shall not, except to the extent provided in the Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Trustee an Opinion of Counsel concluding that, under the

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REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Depositor shall cause the Servicer (to the extent provided in the Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in the Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     Binding Nature of Agreement; Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02     Entire Agreement.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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         Section 11.03     Amendment.

         (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of the Servicing Agreement, (iii) to add any other provisions with respect to matters or questions arising under this Agreement, (iv) to modify alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or (v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder unless such Holder has consented thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

         (b) This Agreement may also be amended from time to time by the Depositor and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent

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shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in the Servicing Agreement, the Trustee shall not consent to any amendment of the Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         (f) Neither the Seller not the Trustee shall consent to the assignment by the Servicer of the Servicer's rights and obligations under the Servicing Agreement without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

         Section 11.04     Voting Rights.

         Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer or any Affiliate thereof.

         Section 11.05     Provision of Information.

         (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         (b) The Trustee shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 9.23(b) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

         Section 11.06     Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN

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ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED
IN NEW YORK.

         Section 11.07     Notices.

         All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention:
Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C, (b) in the case of the Originator, Merrill Lynch Credit Corporation, 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C,
(c) in the case of the Seller, Redwood Holdings Inc. 591 Redwood Highway, Suite 3100, Mill Valley, CA 94941 and (d) with respect to the Trustee or the Certificate Registrar, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - MLMI Trust Series MLCC 2003-C, with a copy to it at its respective Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

         Section 11.08     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09     Indulgences; No Waivers.

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10     Headings Not To Affect Interpretation.

         The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

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         Section 11.11     Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

         Section 11.12     Special Notices to the Rating Agencies.

         (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

                  (i)      any amendment to this Agreement pursuant to Section
         11.03;

                  (ii)     the occurrence of any Event of Default;

                  (iii) any notice of termination given to the Servicer pursuant to Section 6.14 or any resignation of the Servicer pursuant to the Servicing Agreement;

                  (iv) the appointment of any successor to the Servicer pursuant to Section 6.14; and

                  (v)      the making of a final payment pursuant to Section
         7.02.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to Moody's, to:

         Moody's Investors Service, Inc.
         99 Church Street
         New York, New York 10007
         Attention: ABS Monitoring

         If to S&P, to:

         Standard & Poor's Ratings Service,
           a Division of The McGraw-Hill
           Companies, Inc.
         55 Water Street
         New York, New York 10041
         Attention: Residential Mortgages

         If to Fitch Ratings, to:

         Fitch, Inc.
         One State Street Plaza
         New York, New York 10004

         Attention: Residential Mortgages

         (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.02. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

         Section 11.13     Conflicts.

         To the extent that the terms of this Agreement conflict with the terms of the Servicing Agreement, the Servicing Agreement shall govern.

         Section 11.14     Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.15     No Petitions.

         The Trustee, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                               MERRILL LYNCH MORTGAGE INVESTORS,
                                               INC., as Depositor

                                               By: _____________________________
                                                   Name:  Matthew Whalen
                                                   Title: President

                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
                                               as Trustee

                                               By: _____________________________
                                                   Name:  Amy Doyle
                                                   Title: Vice President

Solely for purposes of Section 2.04,
accepted and agreed to by:

MERRILL LYNCH CREDIT CORPORATION

By: ____________________________
    Name:  Kathy Ciaffa
    Title: Vice President

Solely for purposes of Section 2.06,
accepted and agreed to by:

RWT HOLDINGS, INC.

By: ____________________________
    Name:
    Title:

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF                   )
                           )        ss.:
COUNTY OF                  )

         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser] __________________________________ (the
                  "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [ ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or any provisions of federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code ("Similar Law"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; or
                  (y) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the

                  Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase and holding of such Residual Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code or Similar Law, and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor.

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement dated as of June 1, 2003 (the "Agreement"), by and between Merrill Lynch Mortgage Investors, Inc., as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee with respect to Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the

                  United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on June August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

         11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. taxpayer.

         12. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         13. That the Purchaser consents to the designation of the Trustee to act as agent for the "tax matters person" of each REMIC created by the Trust Fund pursuant to the Trust Agreement.

         14. That the Purchaser agrees to be bound by Section 3.03(f) of the Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                               _________________________________
                                               [name of Purchaser]

                                               By: _____________________________
                                                   Name:
                                                   Title:

         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

________________________________

COUNTY OF_______________________

STATE OF________________________

My commission expires the _____ day of __________ 20__.

                                    EXHIBIT C

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                    ____________________________
                                                               Date

Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Mortgage Pass-Through Certificates

         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                               Very truly yours,

                                               _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT D

                        MORTGAGE LOAN SERVICING AGREEMENT

                        See Exhibit 99.9, filed herewith

                                    EXHIBIT E

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                        See Exhibit 99.1, filed herewith

                                    EXHIBIT F

                      LIST OF LIMITED PURPOSE SURETY BONDS

         Ambac Assurance Corporation Surety Bond No. AB0039BE, issued February 26, 1996, for Merrill Lynch Credit Corporation.

                                    EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE

Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Mortgage Pass-Through Certificates

         Reference is hereby made to the Trust Agreement, dated as of June 1, 2003 (the "Trust Agreement"), by and between Merrill Lynch Mortgage Investors, Inc., as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters and the Depositor.

                                               _________________________________
                                               [Name of Transferor]

                                               By: _____________________________
                                                   Name:
                                                   Title:

Dated: ___________, ____

                                    EXHIBIT H

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR

                                                           Date

Dear Sirs:

         In connection with our proposed purchase of $______________ principal amount of Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Trust Agreement, dated as of June 1, 2003, by and between Merrill Lynch Mortgage Investors, Inc., as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               _________________________________
                                               [Purchaser]

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT I

                        FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK          )
                           )       ss.:
COUNTY OF NEW YORK         )

         The undersigned, being first duly sworn, deposes and says as follows:

              1. The undersigned is the ______________________ of ______________
     (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

              2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
     Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any provisions of applicable federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code ("Similar Law"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate (other than the Class A-R Certificate) has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase and holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code or Similar Law, and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor.

              3. The Investor hereby acknowledges that under the terms of the Trust Agreement dated as of June 1, 2003 (the "Agreement"), by and between Merrill Lynch Mortgage Investors, Inc., as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

                                               _________________________________
                                               [Investor]

                                               By: _____________________________
                                                   Name:
                                                   Title:

ATTEST:
___________________________

STATE OF                    )
                            )        ss.:
COUNTY OF                   )

                  Personally appeared before me the above-named
         ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this _____ day of _________ 20___.

                                               _________________________________
                                               NOTARY PUBLIC

                                               My commission expires the
                                               _____ day of __________, 20___.

                                    EXHIBIT J

                        FORM OF LETTER OF REPRESENTATIONS
                        WITH THE DEPOSITORY TRUST COMPANY

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                              INITIAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2003-C

                                                              ____________, 2003

To:      Merrill Lynch Mortgage Investors, Inc.
         250 Vesey Street
         4 World Financial Center, 10th Floor
         New York, New York 10080

         Cendant Mortgage Corporation
         3000 Leadenhall Road
         Mt. Laurel, New Jersey 08054

         RWT Holdings, Inc.
         591 Redwood Highway, Suite 3140
         Mill Valley, CA 94941

         Reference is made to the Trust Agreement between Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and Wells Fargo Bank Minnesota, as Trustee (the "Trustee"), dated as of June 1, 2003 (the "Trust Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Trust Agreement.

         With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Trustee pursuant to Section 2.01 of the Trust Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.02(a) of the Trust Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such Section 2.02(a), and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

         All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Trust Agreement.

                                               WELLS FARGO BANK MINNESOTA, N.A.,
                                               as Trustee

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION

                                                             _____________, 2003

To:      Merrill Lynch Mortgage Investors, Inc.
         250 Vesey Street
         4 World Financial Center, 10th Floor
         New York, New York 10080

         Cendant Mortgage Corporation
         3000 Leadenhall Road
         Mt. Laurel, New Jersey 08054

         RWT Holdings, Inc.
         591 Redwood Highway, Suite 3140
         Mill Valley, CA 94941

         Reference is made to the Trust Agreement between Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), dated as of June 1, 2003 (the "Trust Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Trust Agreement.

         With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Custodian pursuant to Section 2.01 of the Trust Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2 of Amendment No. 1 to the Custody Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such Section 2, and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

         All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Trust Agreement.

                                               WELLS FARGO BANK MINNESOTA, N.A.,
                                               as Trustee

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT M

                           LIST OF SERVICING OFFICERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                               REQUEST FOR RELEASE

To:      Wells Fargo Bank Minnesota,
         National Association
         1031 10th Avenue S.E.
         Minneapolis, Minnesota 55414
         (Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C)

                  Re: Trust Agreement, dated as of June 1, 2003 by and between Merrill Lynch Mortgage Investors, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee

         In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the benefit of Certificateholders, we request the release of the (Trustee's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

File/document to be sent to:
         [Company]
         [Address]
         [Attn:]
         [Telephone Number ____]

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

________ 1.       Mortgage Loan Paid in Full

                  ([Seller/Depositor] [Servicer], hereby certifies that all amounts received in connection therewith have been credited to the Custodial Account or the Distribution Account, as applicable.)

________ 2.       Mortgage Loan in Foreclosure

________ 3.       Mortgage Loan Repurchased or Substituted For
                  ([Seller/Depositor] [Servicer], hereby certifies that any applicable repurchase price or substitution shortfall amount has been credited to the Custodial Account or the Distribution
                  Account, as applicable.)

________ 4.       Mortgage Loan Liquidated
                  ([Seller/Depositor] [Servicer], hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Custodial Account or the Distribution Account, as applicable.)

________ 5.       Other (explain) ________________________________

         If box 1, 2 or 3 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

         If box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                               [SELLER/DEPOSITOR]
                                               [SERVICER]

                                               By: _____________________________
                                               Date: ___________________________

Documents returned to Trustee:

_____________________________,
as Trustee

By: _________________________
Date: _______________________

                                    EXHIBIT O

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT dated as of December 15, 2000 (this "Agreement"), between MERRILL LYNCH CREDIT CORPORATION ("MLCC") having an address at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 and WELLS FARGO BANK MINNESOTA, N.A. ("Custodian"), having an address at Sixth and Marquette, Minneapolis, Minnesota 55479- 0031.

                              PRELIMINARY STATEMENT

                  MLCC may, from time to time, purchase certain Mortgage Loans from third party sellers pursuant to the terms and conditions of certain mortgage loan purchase agreements entered into between MLCC and such third parties (each, a "Purchase Agreement"). MLCC desires that the Custodian act as custodian with respect to the documents for the Mortgage Loans delivered from time to time to the Custodian hereunder, and the Custodian desires to act as custodian with respect to the documents for the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Definitions.

         "Additional Collateral Mortgage Loan": Each Mortgage Loan that is either a Mortgage 100(sm) Loan or Parent Power(R) Mortgage Loan as to which the Additional Collateral is provided. For purposes hereof, the term "Additional Collateral" shall mean (i) with respect to any Mortgage 100(sm) Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100(sm) Pledge Agreement, or (ii) with respect to any Parent Power(R) Mortgage Loan, the related Parent Power(R) Agreement.

         "Agreement": This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

         "Assignment": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale or transfer of the Mortgage Loan.

         "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings associations in the State of New Jersey or the State of Minnesota are authorized or obligated by law or executive order to be closed.

         "Closing Date": With respect to each Mortgage Loan, the date upon which the MLCC completes the purchase of such Mortgage Loan.

         "Custodian": Wells Fargo Bank Minnesota, N.A., or its successor in interest or assigns.

         "Custodian's Mortgage File": As to each Mortgage Loan, all Mortgage Loan documents delivered to the Custodian pursuant hereto and held by the Custodian with respect to each Mortgage Loan.

         "Custody Receipt": An Initial Custody Receipt and/or a Final Custody Receipt.

         "Cut-off Date": With respect to each Mortgage Loan, the first day of the month in which the related Delivery Date occurs or such other date specified by the Registered Holder.

         "Delivery Date": The date on which MLCC delivers or causes to be delivered to the Custodian the Mortgage Loans listed on the related Mortgage Loan Schedule.

         "Exception Report": The Exception Report prepared by the Custodian as part of the Initial Custody Receipt and as updated thereafter.

         "Final Custody Receipt": A final custody receipt as to each Mortgage Loan, which final custody receipt is delivered to MLCC, or its successor in interest or assigns, by the Custodian in the form annexed hereto as Exhibit Two.

         "First Mortgage Loan": A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

         "Gross Margin": With respect to each adjustable rate Mortgage Loan, the fixed number of basis points set forth in the Mortgage Loan Schedule that is added to the Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan, subject to any applicable Periodic Rate Cap or Lifetime Rate Cap.

         "Index": With respect to each adjustable rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Interest Rate Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

         "Initial Custody Receipt": An initial custody receipt as to each Mortgage Loan, which initial custody receipt is delivered to MLCC, or its successor in interest or assigns, by the Custodian in the form annexed hereto as Exhibit One.

         "Interest Rate Adjustment Date": With respect to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         "Lifetime Rate Cap": With respect to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate that may be borne thereby, as set forth in the related Mortgage Note.

         "Loan-to-Value Ratio": With respect to any First Mortgage Loan, as of any date of determination, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on real property securing the Mortgage Note.

         "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan and with respect to any adjustable rate Mortgage Loan, as such annual rate may be adjusted on any Interest Rate Adjustment Date and subject to the limitations on such interest rate imposed by any Lifetime Rate Cap or any Periodic Rate Cap.

         "Mortgage Loan": An individual Mortgage Loan, including but not limited to all documents included in the Custodian's Mortgage File, monthly payments, principal prepayments, proceeds from REO dispositions and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement.

         "Mortgage Loan Schedule": The list of Mortgage Loans purchased by MLCC from a third party seller from time to time that are subject to this Agreement which list shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii) the Mortgagor's name, social security number, and FICO score;

                  (iii) the street address of the Mortgaged Property, including city, state and zip code, if available;

                  (iv) the Mortgage Interest Rate at origination and, in the case of an adjustable rate Mortgage Loan, the Mortgage Interest Rate in effect as of the related Cut-off Date, which rate may vary from that reflected in the Mortgage and Note;

                  (v) for each adjustable rate Mortgage Loan, the first Interest Rate Adjustment Date;

                  (vi)     for each adjustable rate Mortgage Loan, the Gross
                           Margin;

                  (vii) for each adjustable rate Mortgage Loan, the Lifetime Rate Cap, if applicable;

                  (viii) for each adjustable rate Mortgage Loan, the Periodic Rate Cap, if applicable;

                  (ix) the original term to maturity and remaining term to maturity;

                  (x)      the original principal balance;

                  (xi)     the first payment due date;

                  (xii)    the maturity date;

                  (xiii) the monthly payment in effect as of the related Cut-off Date;

                  (xiv)    the principal balance as of the related Cut-off Date;

                  (xv) as to any First Mortgage Loan the Loan-to-Value Ratio at origination;

                  (xvi) a code indicating whether the Mortgaged Property is occupied by the Mortgagor;

                  (xvii)   a code indicating the type of Residential Dwelling;

                  (xviii)  a code indicating the purpose of the Mortgage Loan;

                  (xix) a code indicating the Mortgage Loan documentation type (i.e. limited documentation, full documentation, easy documentation, etc.); and

                  (xx) for each adjustable rate Mortgage Loan, a code indicating the type of Index.

         "Mortgage Note": The note evidencing the indebtedness of a Mortgagor secured by a Mortgage.

         "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate in a single parcel of real property improved by a Residential Dwelling.

         "Mortgagor": The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor in title to the Mortgaged Property.

         "Opinion of Counsel": A document signed by an attorney, explaining the attorney's understanding of the law as applicable to a state of facts submitted for the purpose of an opinion.

         "Periodic Rate Cap": With respect to each adjustable rate Mortgage Loan as to which the related Mortgage Loan Schedule indicates the existence of a Periodic Rate Cap, the provision of the related Mortgage Note that provides for a maximum amount by which the Mortgage Interest Rate may increase (or, if so indicated on such Mortgage Loan Schedule, decrease) on an Interest Rate Adjustment Date above (or below) the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

         "Pledge Agreement": Any Mortgage 100 Pledge Agreement, Parent Power Guaranty and Security Agreement for Securities Account, or Parent Power Guaranty Agreement for Real Estate related to an Additional Collateral Mortgage Loan.

         "Registered Holder": MLCC, its successors in interest or assigns, in whole or in part, as the case may be.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae-eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative.

         "Second Mortgage Loan": A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

         2.       Delivery of Mortgage Loan Schedule and Custodian's Mortgage
                  File.

         MLCC may, from time to time, deliver or cause to be delivered to the Custodian a Mortgage Loan Schedule and the following documents for each Mortgage Loan listed on such Mortgage Loan Schedule, to be held by the Custodian for the benefit of the Registered Holder, as the owner thereof:

              (a) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the name of last endorsee, by an authorized officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the endorsement must be by "[name of last endorsee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the last endorsee.

              (b) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

              (c) The original Assignment of each Mortgage, executed in blank by either MLCC or its Servicer. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the assignment must be by "[name of last assignee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the assignment must be by "[name of last assignee], successor in interest to [previous name]."

              (d) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

              (e) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Seller to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

              (f) With respect to a Mortgage Loan that, according to the Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of primary mortgage insurance certificate, if any.

              (g) If indicated on the Mortgage Loan Schedule, originals of all assumption and modification agreements, if any, with originals or copies of the underlying instruments being modified.

              (h) With respect to each Additional Collateral Mortgage Loan,

                           1. Copy of the related Mortgage 100 Pledge Agreement for Securities Account or the Parent Power Guaranty and Security Agreement for Securities Account or the Parent Power Guaranty Agreement for Real Estate, as the case may be;

                           2. copy of the UCC-1 (applicable for South Carolina and Rhode Island only);

                           3.       an original form UCC-3, if applicable;

                           4. For loans originated by a correspondent lender, an original assignment of security interest of the related Mortgage 100 Pledge Agreement or Parent Power Agreement, as the case may be.

                  (i)      With respect to each Cooperative Loan:

                           1.       the original proprietary lease;

                           2.       the original recognition agreement;

                           3.       the original security agreement;

                           4. the original or copy of the assignment of proprietary lease;

                           5. the original cooperative stock certificate and stock power executed by borrower in blank;

                           6.       the original UCC-1 Financing Statements; and

                           7.       the original UCC-3 Financing Statements.

                  (j)      Power of Attorney, if applicable.

         From time to time, MLCC shall forward or cause to be forwarded to the Custodian additional documents, original or otherwise, evidencing an assumption or modification of a Mortgage Loan which documents shall become part of the Custodian's Mortgage File.

         3.       Obligations of the Custodian.

         (a) With respect to each Custodian's Mortgage File, the Custodian is exclusively the custodian for the Registered Holder from and after the related Delivery Date. The Custodian shall hold all documents constituting the Custodian's Mortgage File received by it for the exclusive use and benefit of the Registered Holder, and shall make disposition thereof only in accordance with this Agreement and the instructions furnished by the Registered Holder. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received by it in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian represents and warrants that it will verify the receipt of required documents, the accuracy of certain information, and indicate discrepancies pursuant to the custody receipt requirements herein. The Custodian makes no representations or warranties as to, and shall not be responsible to, verify: (i) the validity, legality, enforceability, sufficiency, recordability, due authorization or genuineness of any of the documents contained in each Custodian's Mortgage File or any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. No provision of this Agreement shall be construed to impose on the Custodian any obligation of a third party seller under this Agreement or a Purchase Agreement under any circumstances.

         (b) The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond, errors and omissions insurance, theft and documents insurance and forgery insurance in amounts and with standard coverage as is customary for insurance typically maintained by institutions that act as custodians. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by the Government National Mortgage Association, Fannie Mae or Freddie Mac either of the Custodian or in their respective Seller/Servicing Guides. A certificate of an authorized officer for the Custodian shall be furnished to the Registered Holder upon request as evidence of its compliance with any such requirement.

         4.       Custody Receipts.

         (a) Initial Custody Receipt. The Custodian shall review the documents delivered to it on each Delivery Date and shall deliver to MLCC as initial Registered Holder within two (2) Business Days following the Delivery Date, or within a mutually agreed upon time between the Bank and the Custodian, but prior to the Closing Date, an Initial Custody Receipt with respect to the Mortgage Loans, in which the Custodian shall certify that such Mortgage Loans are held for MLCC (as Registered Holder) and that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (a) all documents described in Paragraphs 2(a) through 2(e) and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession and (b) each Mortgage Note has been endorsed and each Assignment has been executed as provided in

Paragraph 2 hereof. If the Custodian determines from such verification that any discrepancy or deficiency exists with respect to a Custodian's Mortgage File, the Custodian shall note such discrepancy on the schedule of exceptions attached to the Initial Custody Receipt as Schedule B thereto (the "Exception Report").

         The Custodian shall also note on the Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance.

         On the first Business Day of each calendar month following delivery of the Initial Custody Receipt until the month in which the Final Custody Receipt is to be delivered pursuant to Subsection (b) below, the Custodian shall deliver to the Registered Holder of the Initial Custody Receipt, an updated Exception Report, revised to reflect any changes with respect to the status of the exceptions noted for the related Mortgage Loans.

         (b) Final Custody Receipt. Not later than sixty (60) days following the date of each delivery of an Initial Custody Receipt, the Custodian shall deliver to the Registered Holder of the Initial Custody Receipt the Final Custody Receipt, with respect to the Mortgage Loans related to such Initial Custody Receipt, in which the Custodian shall certify to the Registered Holder that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (a) all documents described in Paragraphs 2(a) through 2(e), and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession, (b) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (iii) excluding the zip code requirement, (iv),
(vi), (vii), (viii) and (x) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan is correct, and which as to items (iv), (vi),
(viii), and (x) for adjustable rate Mortgage Loans may reflect interest rates or amounts that as of the Cutoff Date vary from those provided in the Mortgage Loan Documents and (d) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Paragraph 2 hereof. If the Custodian determines from such verification that any discrepancy or deficiency exists with respect to a Custodian's Mortgage File, the Custodian shall note such discrepancy on the Exception Report attached to the Final Custody Receipt as Schedule B thereto. The Custodian shall also note on such Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose. Upon delivery of the Final

Custody Receipt to the Registered Holder of the Initial Custody Receipt, the Initial Custody Receipt shall be of no further force or effect.

         (c) Within five (5) days of receipt of written directions, in the form attached hereto as Exhibit Six, from the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and upon the prior tender by such Registered Holder of the applicable Initial and/or Final Custody Receipt(s), as applicable, the Custodian shall deliver all or any portion of the Custodian's Mortgage Files held by it to the Registered Holder, or to such other party as the Registered Holder may direct, as provided in Paragraph 19, at the place indicated in any such written direction from the Registered Holder and shall deliver to the Registered Holder a new Initial or Final Custody Receipt, as applicable, with respect to the Custodian's Mortgage Files retained by the Custodian. The Registered Holder may require the Custodian to complete the endorsements on any Mortgage Notes in its possession and to complete the Assignment of Mortgages prepared by the Servicer in blank, within a reasonable period of time. The cost of this shall be reimbursed by the Registered Holder. A list of authorized signatures for such written directions has been furnished to the Custodian by the Registered Holder pursuant to Paragraph 20 hereof. Upon the Custodian's receipt of such written notification from the Registered Holder that the Registered Holder has sold any or all of the Mortgage Loans, which notification shall be accompanied by the Initial and/or Final Custody Receipt(s), as applicable that relate to such Mortgage Loans, the Custodian shall change its records to reflect that such purchaser is the owner of such Mortgage Loans and shall immediately, upon the direction of such Registered Holder, either deliver the related Custodian's Mortgage Files to such purchaser at the expense of such purchaser or issue an Initial or Final Custody Receipt in the name of such purchaser. Such purchaser, as a Registered Holder, shall be required to simultaneously furnish to the Custodian a list of authorized signatures for written directions pursuant to Paragraph 20 hereof. The Custodian shall then deliver to the Registered Holder a new Initial and/or Final Custody Receipt, as applicable reflecting all Mortgage Loans with respect to which the Custodian still holds the related Custodian's Mortgage Files on behalf of the Registered Holder. The Registered Holder and the Custodian agree herein that any purchaser of any or all of the Mortgage Loans shall succeed to the rights and obligations of the Registered Holder under this Agreement with respect to such Mortgage Loans upon receipt of the related Initial and/or Final Custody Receipt, as applicable subject to the provisions of Paragraph 15 hereof.

         5.       Fees and Expenses of the Custodian.

         It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and MLCC, the payment of which, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Registered Holder with respect to the related Mortgage Loans.

         6.       Removal of the Custodian.

         Any Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, with or without cause, may, upon thirty
(30) days' written notice to the Custodian, remove and discharge or any successor Custodian thereafter appointed, as to such portion or all of the Mortgage Loans the Custodian, from the performance of its duties under this Agreement. In the event of any such removal, upon tender of the Custody Receipts and satisfaction of any outstanding fees and expenses of the Custodian, the Custodian shall promptly transfer to such Registered Holder or to a successor Custodian appointed by such Registered Holder at the expense of such Registered Holder, as directed by such Registered Holder in writing, all Custodian's Mortgage Files related to the Mortgage Loans as to which the Custodian is being terminated.

         7.       Examination of the Custodian's Mortgage File.

         Upon reasonable prior written notice to the Custodian, but not less than two (2) Business Day, any Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder and its agents, accountants, attorneys, auditors, prospective purchasers, and third-party contractors authorized by such Registered Holder will be permitted, during normal business hours, to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans for which the Custodian holds the related Custodian's Mortgage File for such Registered Holder at the expense of the inspecting party.

         8.       Counterparts.

         For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and all of which together shall constitute and be one and the same instrument.

         9.       Periodic Statements.

         Upon the request of any Registered Holder at any other time with at least two (2) Business Days' notice to the Custodian, the Custodian shall provide to the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, a list of all of the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to denote specifically any Mortgage Loans paid off, liquidated or repurchased or otherwise released by the Custodian since the date of this Agreement.

         10.      Governing Law.

         This Agreement shall be construed in accordance with the laws of the State where MLCC is headquartered, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         11.      Copies of Mortgage Documents.

         Upon the request of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and at the cost and expense of such party, the Custodian shall provide such Registered Holder with copies or originals as provided in Section 21 hereof, of the Mortgage Notes, Mortgages, Assignments and other documents to the extent that such documents are part of the Custodian's Mortgage File relating to one or more of the Mortgage Loans.

         12.      No Adverse Interest of Custodian.

         By execution of this Agreement, the Custodian represents, warrants and covenants that it currently does not hold, and during the existence of this Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Mortgage Loan.

         13.      Termination By Custodian.

         The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days' notice to the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder. The Custodian shall then be responsible for all costs associated with such termination, including costs associated with the transfer of the Custodial Files. If, in the event of such termination, the Registered Holder shall appoint a successor Custodian within such sixty day period, then upon such appointment and tender of the related Custody Receipts, the Custodian shall promptly transfer to such successor Custodian, as directed by the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, all of the Custodian's Mortgage Files being administered under this Agreement and shall either complete the Assignments and endorse the Mortgage Notes as directed by the Registered Holder or allow the Registered Holder or its agents or attorneys, access to the Custodian's Mortgage Files for such purpose. Notwithstanding the foregoing, if the Registered Holder fails to appoint a Custodian within such sixty day period, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         14.      Termination of Agreement.

         This Agreement shall terminate upon the earlier of (a) the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of the last Mortgage Loan, or (c) the delivery by the Custodian of the last Custodian's Mortgage File pursuant to the direction of the Registered Holder hereunder. In such event the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall so notify the Custodian and tender all Custody Receipts, and thereafter all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Registered Holder.

         15.      Assignment of Agreement.

         The Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall have the right to assign, in whole or in part, its interests under this Agreement with respect to some or all of the Mortgage Loans, and to designate any person or exercise any rights of the Registered Holder hereunder, and such assignee or designee shall accede to the rights and obligations hereunder of the Registered Holder with respect to such Mortgage Loans. All references to the Registered Holder shall be deemed to include its assignee or designee. In connection with any such assignment, the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder may require that arrangements reasonably satisfactory to it be made for the exchange of previously executed and outstanding Custody Receipt(s) for a Custody Receipt representing such assignment. The Custodian may not assign its interests or delegate its duties under this Agreement without the prior written consent of the Registered Holder. In the event of any such assignment or delegation, the Registered Holder shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid by the Registered Holder to the Custodian.

         16.      Notice.

         (a) All demands, notices and communications hereunder shall be in writing and shall be sent to the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by written notice given to the other party hereto in a notice complying with the terms and provisions of this Section 16 or on an Exhibit Six notice provided pursuant to Section 4(c).

         (b) Any such demand, notice or communication hereunder shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or facsimile transmission and by a similar writing to the other party at its address as described in Subclause (a).

         17.      Indemnification.

         (a) Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct.

         (b) The Registered Holder and the Custodian agree to indemnify and hold each other and their respective directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any action taken or not taken by it or them hereunder. This indemnification shall include, but not be limited to, the claims of third parties arising from or related to this Agreement or the Mortgage Loans. This indemnification applies if such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements, or claims were imposed on, incurred by or asserted against the party seeking indemnification because of the breach of the obligations, negligence, lack of good faith or willful misconduct of the other party or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any termination of this Agreement and the resignation or removal of the Custodian.

         (c) In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other document related to a Mortgage Loan that was in its possession pursuant to Section 2 within four (4) Business Days after required or requested by the Registered Holder or its Servicer (a "Custodial Delivery Failure"), and provided that (i) Custodian previously delivered to the Registered Holder an Initial Custody Receipt which did not list such document as an exception; (ii) such document is not outstanding pursuant to a request for release in the form annexed hereto as Exhibit Five; and (iii) such document was held by the Custodian on behalf of the Registered Holder, then the Custodian shall: (a) with respect to any missing Mortgage Note, promptly deliver to the Registered Holder upon request, a Lost Note Affidavit in the form of Exhibit Seven hereto and (b) with respect to any missing document related to such Mortgage Loan, including but not limited to a missing Mortgage Note, (1) indemnify the Registered Holder, and its successor in interest, in accordance with the succeeding paragraph and, (2) obtain and maintain an insurance bond in the name of the Registered Holder, and its successors in interest and assigns, insuring against any losses associated with the loss of such document, in an amount equal to the then outstanding principal balance of the related Mortgage Loan or such lesser amount requested by the Registered Holder, at the Registered Holder's sole option, at any time the long term obligations of the Custodian are rated below the second highest rating category of Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.

         (d) The Custodian agrees to indemnify and hold the Registered Holder, and its designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure, as defined herein, or the Custodian's negligence, lack of good faith or willful misconduct. The forgoing indemnification shall survive any termination or assignment of this Agreement.

         18.      Reliance of Custodian.

         In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement. No representations, warranties, covenants or obligations of the Custodian shall be implied with respect to this Agreement or the Custodian's services hereunder.

         19.      Transmission of Custodian's Mortgage File.

         Written instructions as to the method of shipment and shipper(s) Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Registered Holder (the "Requesting

Party") with respect to all or a portion of the Mortgage Loans owned by such Registered Holder to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Registered Holder will arrange for the provision of such services at its sole cost and expense (or, at Custodian's option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Requesting Party deems appropriate. Without limiting the generality of the provisions of Paragraph 17 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including, without limitation, the Requesting Party, arising out of actions of the Custodian consistent with instructions of the Requesting Party. In the absence of any written instructions with respect to the transmission of the Custodian's Mortgage Files, the parties hereby agree that the Custodian may utilize any nationally recognized overnight courier service and shall be entitled to reimbursement from the Registered Holder.

         20.      Authorized Representative.

         Unless the Registered Holder shall have given the Custodian written notice to the contrary, each individual designated as an authorized representative of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and the Custodian, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of MLCC as the initial Registered Holder and each such Authorized Representative of the Custodian initially authorized hereunder is set forth on Exhibit Three and Exhibit Four hereof, respectively. Any subsequent Registered Holder of the Mortgage Loans shall provide the Custodian specimen signatures for each Authorized Representative of such Registered Holder. From time to time, the Registered Holder and the Custodian may, by delivering to the other party a revised exhibit, change the information previously given pursuant to this Paragraph, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

         21.      Release of Custodian's File for Servicing.

         Upon written request by the Registered Holder or its Servicer with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, pursuant to the form attached hereto as Exhibit Five, the Custodian shall use its best efforts to promptly, and in no event no later than two (2) Business Days after receipt of such written request completed in accordance with this Agreement, release to the Registered Holder or its Servicer for the servicing or foreclosure of any of the Mortgage Loans the related Custodian's Mortgage File. All Custodian's Mortgage Files so released to the Registered Holder's Servicer shall be held by such Servicer in trust for the benefit of the Registered Holder in accordance with the provisions of a servicing agreement entered into between the Registered Holder and such Servicer. The Registered Holder or its Servicer shall return to the Custodian the Custodian's Mortgage File that has been released to the Registered Holder or its Servicer, when the Registered Holder's or its Servicer's need therefor in connection with such servicing or foreclosure no longer exists, unless the Mortgage

Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Registered Holder or its Servicer to the Custodian in the form annexed hereto as Exhibit Five, and the Custodian shall thereupon reflect any such liquidation on the list of Mortgage Loans maintained by it pursuant to Paragraph 9 of this Agreement.

         Custodian shall not release more than 5% of the number of Mortgage Loans at any time without additional written consent from Registered Holder. This limitation shall not apply to the release of Custodial Files upon payment in full.

         22.      Release of Custodian's Mortgage File for Payment.

         Upon the repurchase or substitution of any Mortgage Loan pursuant to a Purchase Agreement or the payment in full of any Mortgage Loan, which shall be evidenced by the Custodian's receipt of a request for release, receipt and certification in the form annexed hereto as Exhibit Five (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the account of the Registered Holder), the Custodian shall use its best efforts promptly and in no event later than two (2) Business Days after receipt of the written request therefor completed in accordance with this Agreement, release the related Custodian's Mortgage File to the Registered Holder or, at the request of the Registered Holder, its Servicer, such repurchase thereupon to be noted on the list maintained by the Custodian pursuant to Paragraph 9 of this Agreement.

         23.      Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         24.      Severability.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

         25.      Amendment; Exhibits.

         This Agreement may be amended from time to time by the parties hereto only by a written agreement signed by the parties hereto. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         26.      Captions.

         Section headings are used herein for convenience only and do not limit or expand the scope of the provisions herein.

         27.      Representations and Warranties of Custodian.

         Custodian represents and warrants to and covenants with MLCC as follows:

         (a) Custodian is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota.

         (b) Custodian has full corporate power to execute, deliver and perform the obligations under this Agreement. MLCC may rely on the actions of Custodian without further inquiry. No additional consent, authorization, or regulatory filing is required in order for Custodian to legally perform its obligations.

         (c) This agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against Custodian in accordance with the terms herein except as limited by bankruptcy, insolvency, liquidation or other similar laws affecting generally the enforcement of creditor's rights.

         IN WITNESS WHEREOF, the Custodian and MLCC have caused this Agreement to be executed as of the date and year first written above.

                                               WELLS FARGO BANK MINNESOTA, N.A.
                                               ("Custodian")

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                               MERRILL LYNCH CREDIT CORPORATION
                                               ("MLCC")

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT P

                       AMENDMENT NO. 1 CUSTODIAL AGREEMENT

                  Amendment No. 1, dated as of January 16, 2002 (this "Amendment"), between Merrill Lynch Credit Corporation ("MLCC") and Wells Fargo Bank Minnesota, N.A. (the "Custodian"), to the Custodial Agreement, dated as of December 15, 2000 (the "Custodial Agreement").

                                    RECITALS

                  WHEREAS, MLCC may from time to time, purchase certain Mortgage Loans from third party sellers pursuant to the terms and condition of certain mortgage loan purchase agreements entered into between MLCC and such parties (each, a "Purchase Agreement");

                  WHEREAS, pursuant to the Custodial Agreement, the Custodian has agreed to take possession of mortgage notes evidencing Mortgage Loans and certain other Mortgage Loan Documents delivered from time to time pursuant to the Custodial Agreement;

                  WHEREAS, MLCC and the Custodian have agreed, subject to the terms and conditions of this Amendment, that the Custodial Agreement be amended to reflect the replacement of individual certifications with a Master Trust Receipt; and

                  Accordingly, MLCC and Custodian hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Custodial Agreement is hereby amended as follows:

         SECTION 1.        Definitions:

         (a) Section 1 of the Custodial Agreement is hereby amended by deleting the definitions of "Custody Receipt", "Final Custody Receipt" and "Initial Custody Receipt."

         (b) Section 1 of the Custodial Agreement is hereby amended by inserting the following definition into its proper alphabetical order:

                  "Trust Receipt": A trust receipt in the form annexed hereto as Exhibit One delivered to MLCC by the Custodian covering all of the Mortgage Loans subject to this Custodial Agreement from time to time, as reflected in the Mortgage Loan Schedule and Exception Report attached thereto in accordance with Section 4(b).

         (c) Section 1 of the Custodial Agreement is hereby amended by deleting the definition of " Exception Report" and replacing it in its entirety as follows:

                  "Exception Report": The Exception Report prepared by the Custodian as an annex to the Trust Receipt which lists all exceptions with respect to the Mortgage Loan

         Schedule and attached thereto as Schedule B, as updated from time to time in accordance with Section 4 hereof.

         SECTION 2. Trust Receipt. Section 4 is hereby deleted in its entirety and replaced in its entirety with the following:

         (a) The Custodian shall review the documents delivered to it on each Delivery Date and shall deliver to Registered Holder within the time frames outlined in exhibit B to this amendment, but prior to Closing Date, a Mortgage Loan Schedule and Exception Report with respect to the Mortgage Loans, and the delivery of each Mortgage Loan Schedule and Exception Report by the Custodian hereunder shall be the Custodian's certification that such Mortgage Loans are held for MLCC (as Registered Holder) and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by the Exception Report), (a) all documents described in Paragraphs 2(a) through 2(e) and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession, (b) such documents have reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in terms (i), (ii), (iii) excluding the zip code requirement, (iv), (vi), (vii), (viii) and (x) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan is correct, and which as to items (iv) (vi), (viii) and (x) for adjustable rate Mortgage Loan Documents and (d) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Paragraph 2 hereof. The Custodian shall determine whether any discrepancy or deficiency exists with respect to a Custodian's Mortgage File and shall note such discrepancy on the Exception Report. The Custodian shall also note on such Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

         (b) On the date of this Amendment, the Custodian shall deliver to MLCC, a Trust Receipt with a Mortgage Loan Schedule and Exception Report attached thereto reflecting all Mortgage Loans subject to the Custodial Agreement as of such date.

         (c) Each Mortgage Loan Schedule and Exception Report delivered by the Custodian to MLCC shall supersede and cancel the Mortgage Loan Schedule and Exception Report previously delivered by the Custodian to MLCC hereunder, and shall replace the then existing Mortgage Loan Schedule and Exception Report to be attached to the Trust Receipt. Notwithstanding anything to the contrary set forth herein, in the event that the Mortgage Loan Schedule and Exception Report attached to the Trust Receipt is different from the most recently delivered Mortgage Loan Schedule and Exception Report, then the most recently delivered Mortgage Loan Schedule and Exception Report shall control and be binding upon the parties hereto.

         (d) The Custodian shall deliver to MLCC, electronically a Mortgage Loan Schedule and Exception Report reflecting any additional Mortgage Loans received and reviewed in accordance with the procedures set forth in Section 2(a) hereof.

         (e) Within five (5) days of receipt of written directions, in the form attached hereto as Exhibit Six, from the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, the Custodian shall deliver all or any portion of the Custodian's Mortgage Files held by it to Registered Holder, or to such other party as the Registered Party may direct, as provided in Paragraph 19, at the place indicated in any such written direction from the Registered Holder and shall deliver to the Registered Holder a new Mortgage Loan Schedule and Exception Report, with respect to the Custodian's Mortgage Files retained by the Custodian. The Registered Holder may require the Custodian to complete the endorsements on any Mortgage Notes in its possession and to complete the Assignment of Mortgages prepared by the Servicer in blank, within a reasonable period of time. The cost of this shall be reimbursed by the Registered Holder. A list of authorized signatures for such written directions has been furnished to the Custodian by the Registered Holder pursuant to Paragraph 20 hereof. Upon the Custodian's receipt of such written notification from the Registered Holder that the Registered Holder has sold any or all of the Mortgage Loans, which notification shall be accompanied by a Mortgage Loan Schedule identifying such Mortgage Loans, the Custodian shall change its records to reflect that such purchaser is the owner of such Mortgage Loans and shall immediately, upon the direction of such Registered Holder, either deliver the related Custodian's Mortgage Files to such purchaser at the expense of such purchaser or issue a Mortgage Loan Schedule and Exception Report in the name of such purchaser. Such purchaser, as a Registered Holder, shall be required to simultaneously furnish to the Custodian a list of authorized signatures for written directions pursuant to Paragraph 20 hereof. The Custodian shall then deliver to the Registered Holder a new Mortgage Loan Schedule and Exception Report, reflecting all Mortgage Loans with respect to which the Custodian still holds the related Custodian's Mortgage Files on behalf of the Registered Holder. The Registered Holder and the Custodian agree herein that any purchaser of any or all of the Mortgage Loans shall succeed to the rights and obligations of the Registered Holder under this Agreement with respect to such Mortgage Loans upon receipt of its own Trust Receipt and Mortgage Loan Schedule and Exception Report, as further specified in Paragraph 15 hereof.

         SECTION 3. Termination of Agreement. Section 14 of the Custodial Agreement is hereby amended by deleting "Custody Receipts" from the sixth line of the paragraph and replacing it with "Mortgage Loan Schedule and Exception Report."

         SECTION 4. Assignment of Agreement. Section 15 of the Custodial Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

                  "The Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall have the right to assign, in whole or in part, its interests under this Agreement with respect to some or all of the Mortgage Loans, and to designate any person (such person, an "Assignee") or exercise any rights of the Registered Holder hereunder, and such assignee or designee shall accede to the rights and obligations hereunder of the Registered Holder with respect to such Mortgage Loans. All references to the Registered Holder shall be deemed to include its assignee or designee. In connection with any such assignment, the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, the Custodian shall issue (a) a Trust Receipt in the form of Exhibit One hereto with a Mortgage Loan Schedule and Exception Report with respect to the Mortgage Loans subject to such assignment to the Assignee and (b) an updated Mortgage Loan Schedule and Exception Report to the assigning Registered Holder with respect to the Mortgage Loans which the Custodian holds for the Registered Holder. The Custodian may not assign its interest or delegate its duties under this Agreement without the prior written consent of the Registered Holder. In the event of any such assignment or delegation, the Registered Holder shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid by the Registered Holder to the Custodian."

         SECTION 5. Indemnification. Section 17 of the Custodial Agreement is hereby amended by deleting "an Initial Custody Receipt" from the fifth line of subsection (c) and replacing it with "a Mortgage Loan Schedule and Exception Report."

         SECTION 6. Exhibits. The Exhibits of the Custodial Agreement are hereby amended by deleting "Exhibit One" and "Exhibit Two" and adding The Form of Trust Receipt attached as Exhibit A to this Amendment as Exhibit One to the Custodial Agreement.

         SECTION 7. Delivered Documents. On the date hereof, MLCC shall have received the following documents, each of which shall be satisfactory to the MLCC in form and substance:

         (a) Amendment. This Amendment No. 1, executed and delivered by a duly authorized officer of MLCC and the Custodian; and

         (b) Other Documents. Such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

         SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Custodial Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

         SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                             WELLS FARGO BANK MINNESOTA, N.A.
                                             ("CUSTODIAN")

                                             By: _______________________________
                                                 Name:  Sarah J. Kerr
                                                 Title: Assistant Vice President

                                             MERRILL LYNCH CREDIT CORPORATION
                                             ("MLCC")

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT Q

                         OFFICER'S CERTIFICATE - TRUSTEE

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Trust Agreement (the "Agreement") dated as of June 1, 2003 between Merrill Lynch Mortgage Investors, Inc., as depositor and Wells Fargo Bank Minnesota, National Association, as trustee - Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C Mortgage Loan Pass-Through Certificates

         I, [identify the certifying individual], a [title] of the Trustee hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Monthly Statements delivered pursuant to Section 4.02 the Agreement since the last Officer's Certificate executed pursuant to Section
   6.20 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information").

2. Based on my knowledge, the information in the Monthly Statements , taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

3. Based on my knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement; and

4. I am responsible for reviewing the activities performed by the Trustee under the Agreement and the Trustee has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Trustee's compliance with this Agreement.

Date:

                                            Wells Fargo Bank Minnesota, National
                                            Association, as Trustee

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                  Schedule A-1

                                   SCHEDULE B

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
                                OF THE ORIGINATOR

         The Originator hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the Closing Date as follows:

         (a) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date;

         (b) As of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

         (c) To the best of the Originator's knowledge, with respect to those Mortgage Loans as to which the Mortgagors are required to deposit funds into an escrow account for payment of taxes, assessments, insurance premiums and similar items as they become due, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges which constitute a lien on the related Mortgaged Property, and all escrow deposits have been collected, are under the control of the Servicer, and have been applied to the payment of such items in a timely fashion, in accordance with such Mortgage. No escrow deposits or escrow payments or other charges or payments due the Servicer have been capitalized under the related Mortgage or Mortgage Note. With respect to those Mortgage Loans for which escrow deposits are not required, to the best of the Originator's knowledge, there are no delinquent taxes or other outstanding charges affecting the related Mortgaged Property which constitute a lien on the related Mortgaged Property;

         (d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, approved, if necessary, by the insurer under any Primary Mortgage Insurance Policy and recorded in all places necessary to maintain the first priority of the lien, the substance of which waiver, alteration or modification is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

         (e) Neither the Mortgage Note nor the Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and to the best of the Originator's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by any Person with respect thereto;

                                  Schedule B-1

         (f) All buildings upon the Mortgaged Property are required to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily included in extended coverage in the area where the Mortgaged Property is located, pursuant to standard hazard insurance policies in an amount which is equal to the lesser of
(A) the replacement cost of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan. To the best knowledge of the Originator, all such standard hazard policies are in effect. On the date of origination, such standard hazard policies contained a standard mortgagee clause naming the Originator or the Originator of the Mortgage Loan and their respective successors in interest as mortgagee and, to the best knowledge of the Originator, such clause is still in effect and, to the best of the Originator's knowledge, all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1994, as amended, such Mortgaged Property is covered by flood insurance in the amount required under the National Flood Insurance Act of 1994. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (g) To the best of the Originator's knowledge, at the time of origination of such Mortgage Loan and thereafter, all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the Originator as the Originator of the Mortgage Loan and applicable to the Mortgage Loan have been complied with in all material respects;

         (h) The Mortgage has not been satisfied as of the Closing Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Originator's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

         (i) Ownership of the Mortgaged Property is held in fee simple or a leasehold estate. With respect to Mortgage Loans that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of FNMA's requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (v) the terms of the lease provide a Mortgagee with an opportunity to cure any defaults. Except as permitted by the fourth sentence of this paragraph (i), the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto.

                                  Schedule B-2

Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the Originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein. With respect to each Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Co-op Lease and Co-op Stock securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related Co-op Loan may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building;

         (j) The Mortgage Note is not subject to a third party's security interest or other rights or interest therein;

         (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

         (l) Originator has good title to, and the full right to transfer and sell, the Mortgage Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, including, to the best knowledge of the Originator, any lien, claim or other interest arising by operation of law;

         (m) To the best of the Originator's knowledge, each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in paragraph (ix)(1) (2) and (3) above) the Originator, its

                                  Schedule B-3
successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. To the best of the Originator's knowledge, the Originator is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Originator's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. To the best of the Originator's knowledge, no claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) To the best of the Originator's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except for any Mortgage Loan payment which is not late by more than 30 days, and the Originator has not waived any default, breach, violation or event permitting acceleration;

         (o) To the best of the Originator's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Originator's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (p) To the best of the Originator's knowledge, all improvements subject to the Mortgage, lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) To the best of the Originator's knowledge, each Mortgage Loan was originated by the Originator or by a savings association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a Federal or state banking authority, a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act, or a FNMA- or FHLMC-approved seller. To the best of the Originator's knowledge, each Mortgage Loan was underwritten generally in accordance with the Underwriting Standards as in effect at the time of origination. To the best of the Originator's knowledge, the Mortgage contains the usual and customary provision of the Originator at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r) The Mortgaged Property at origination or acquisition was and, to the best of the Originator's knowledge, currently is free of material damage and waste and at origination there was, and to the best of the Originator's knowledge there currently is, no proceeding pending for the total or partial condemnation thereof;

                                  Schedule B-4

         (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure, and
(2) otherwise by judicial foreclosure. The Originator has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) To the best of the Originator's knowledge, if the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) With respect to each Mortgage Loan, there is either (i) an automated property valuation report or (ii) an appraisal on a FNMA-approved form (or a narrative residential appraisal) of the related Mortgaged Property that conforms to the applicable requirements of the Financial Institutions Reform Recovery and Enforcement Act and that was signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed by the Originator or the Originator of such Mortgage Loan, as appropriate, who has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;

         (v) No Mortgage Loan contains "subsidized buydown" or "graduated payment" features;

         (w) The Mortgaged Property is a single-family (one- to four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, or a Co-operative Apartment or an individual unit in a planned unit development or in a de minimis planned unit development as defined by FNMA. No such residence is a mobile home or a manufactured dwelling which is not permanently attached to the land;

         (x)      No Mortgage Loan provides for negative amortization;

         (y) No Mortgage Loan had an original term in excess of thirty (30) years;

         (z)      [RESERVED]

         (aa) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

         (bb)     No Mortgage Loan provides for interest other than at either
(x) a single fixed rate in effect throughout the term of the Mortgage Loan or
(y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan.

                                  Schedule B-5

         (cc) No Mortgage Loan is the subject of pending or final foreclosure proceedings.

         (dd) Based on delinquencies in payment on the Mortgage Loans, the Originator would not initiate foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment date on such Mortgage Loan.

         (ee) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC.

         (ff) No predatory or deceptive lending practices, including but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the Originator in connection with the origination of the Mortgage Loan.

         (gg) The Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

         (hh) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA's Selling Guide.

         (ii) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Originator or any affiliate of the Originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Originator, the Originator referred the Mortgagor's application to such affiliate for underwriting consideration.

         (jj) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.

         (kk) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not

                                  Schedule B-6
limited to a rate or fee reduction, (ii) prior to the loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments.

         (ll) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.

         (mm) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA's anti-predatory lending requirements as set forth in the FNMA Selling Guide. All points and fees related to each Mortgage Loan are accurately described on the Mortgage Loan Schedule.

         (nn) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

         (oo) The Originator will transmit full-file credit reporting data for each Mortgage Loan pursuant to FNMA Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

         (pp) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is "high cost" as defined by any applicable federal, state or local predatory or abusive lending law. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

         (qq) No Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan was originated on or after March 7, 2003 which is a "high cost home loan" as defined under the Georgia Fair Lending Act. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

                                  Schedule B-7

         (rr) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

         (ss) No Mortgage Loan originated prior to October 1, 2002 has a prepayment charge longer than five years after its origination; and no Mortgage Loan originated on or after October 1, 2002 has a prepayment charge longer than three years after its origination. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

         (tt) The Originator has caused the Servicer to fully furnish and will fully report, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

         (uu) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory or abusive lending laws.

         (vv) The information set forth in the prepayment charge schedule, if any, is complete, true and correct in all material respects on the date or dates when such information is furnished and each prepayment charge is permissible and enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable law.

                                  Schedule B-8